Exhibit 4.18

AMYRIS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT

AMYRIS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of June 21, 2010, by and among Amyris, Inc., a Delaware corporation (the “Company”), and the investor listed on Schedule A hereto, which investor is herein referred to as the “Investor”.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.      Purchase and Sale of Stock.

1.1    Sale and Issuance of Series D Preferred Stock.

(a)     The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) the Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the “Restated Certificate”). The Company has authorized (i) the sale and issuance to the Investor of the Series D Preferred Stock and (ii) the issuance of such shares of Common Stock to be issued upon conversion of the Series D Preferred Stock. The Series D Preferred Stock and the Common Stock to be issued upon conversion of the Series D Preferred Stock have the powers, preferences and rights set forth in the Restated Certificate.

(b)     Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to the Investor at the Closing, that number of shares of the Company’s Series D Preferred Stock (the “Series D Preferred Stock”) set forth opposite such Investor’s name on Schedule A hereto at a purchase price per share of $18.75.

1.2    Closing.     The purchase and sale of the Series D Preferred Stock (the “Closing”) shall take place via the electronic exchange of documents and signatures on the date hereof, or at such other time and place as the Company and the Investor may mutually agree. At the Closing, the Company shall deliver to the Investor a certificate representing the Series D Preferred Stock that such Investor is purchasing against delivery to the Company by such Investor of a wire transfer evidenced by a Swift message and/or cancellation of indebtedness, or any combination thereof, in the amount of the purchase price therefor payable to the Company. The Investor shall become a party to this Agreement, the Amended and Restated Investors’ Rights Agreement, attached hereto as Exhibit B (the “Investors’ Rights Agreement”), the Amended and Restated Right of First Refusal and Co-Sale Agreement, attached hereto as Exhibit C (the “Co-Sale Agreement”), the Amended and Restated Voting Agreement, attached hereto as Exhibit D (the “Voting Agreement”), and the Side Letter attached hereto as Exhibit F (the “Side Letter”)(collectively, the “Transaction Documents”) and shall have the rights and obligations thereunder.

1.3    IPO Valuation Adjustment Payment.

(a)      Payment. Concurrent with the closing of the IPO (as defined below) and provided that such IPO closing occurs on or before September 30, 2010, the Investor shall pay the IPO Valuation Adjustment (as defined below) to the Company, if such amount is a positive number.

(b)      Definitions.

(i)     “Adjusted Pre-Series D Fully Diluted Capitalization” means 34,672,921 shares of Common Stock, which equates to the sum of (A) the total number of shares of the Company’s Common Stock outstanding immediately following the Closing, plus (B) the total number of shares of the Company’s Common Stock into which all then outstanding shares of the Company’s Preferred Stock, but excluding the shares of Series D Preferred Stock issued to the Investor at the Closing, are then convertible, plus (C) the total number of shares of the Company’s Common Stock for which all outstanding options to purchase Common Stock may be exercised (treating all options as exercisable, whether or not then-vested or exercisable) and the total number of authorized but unissued shares of Common Stock available for issuance pursuant to the Option Plan (as defined in Section 2.2(d) below) (or any other equity incentive plan), plus (D) the total number of shares of the Company’s Common Stock that may be issued upon exercise or exercise and conversion of outstanding securities not already described above (including, for the avoidance of doubt, all shares of Common Stock directly or indirectly issuable on account of securities of Amyris Brasil S.A. then outstanding).

(ii)     “IPO” means the initial public offering of the Company’s Common Stock registered pursuant to the Act.

(iii)     “IPO Price” means the initial price per share to the public in the IPO.

(iv)     “IPO Valuation” means the lesser of (A) the product of (I) the IPO Price multiplied by (II) the Adjusted Pre-Series D Fully Diluted Capitalization, and (B) $1,000,000,000.

(v)     “IPO Valuation Adjustment” shall be equal to:

[((80% x $650,000,000) + (20% x IPO Valuation)) / 83%] x 17% - $133,130,000.00

(c)      IPO Certificate. At the closing of the IPO, provided that such IPO occurs on or before September 30, 2010, the Company shall deliver to the Investor a certificate certifying that as of such date the prospectus contained in the Registration Statement (as defined below) did not contain an untrue statement of a material fact or, to the Company’s knowledge, omit to state a material fact necessary in order to make the statements contained therein not misleading.

1.4    The Company will use the proceeds from the sale of the Series D Preferred Stock for the establishment of production facilities, research and development expenditures and working capital or other corporate purposes as determined by management and/or the Company’s Board of Directors.

2.      Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as of the date hereof that, except as set forth in the Disclosure Schedule in the form provided to special counsel to the Investor, which exceptions shall be deemed to be representations and warranties as if made hereunder:

2.1    Organization, Good Standing and Qualification.

(a)     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted, to own and operate its assets and to enter into the Transaction Documents, issue and sell the Series D Preferred Stock and the Common Stock to be issued upon conversion of the Series D Preferred Stock and to carry out the provisions of the Transaction Documents and the Restated Certificate. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties, assets, liabilities, operations, prospects or financial condition.

(b)     Each of the Company’s subsidiaries set forth in Section 2.1 of the Disclosure Schedule (collectively, the “Subsidiaries”) is duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted, and to own and operate its assets. Each such subsidiary is duly qualified to transact business and, if applicable, is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties, assets, liabilities, operations, prospects or financial condition.

2.2    Capitalization and Voting Rights. The authorized capital of the Company will consist immediately prior to the Closing (unless otherwise noted) of:

(a)     Preferred Stock. 30,963,903 shares of Preferred Stock (the “Preferred Stock”) of which 9,475,000 shares have been designated Series A Preferred Stock, all of which are issued and outstanding, 1,929,641 shares have been designated Series B Preferred Stock, 1,667,817 of which are issued and outstanding, 4,700,000 shares have been designated Series B-1 Preferred Stock, 2,615,721 of which are issued and outstanding, 4,976,000 shares have been designated Series C Preferred Stock, 4,902,665 of which are issued and outstanding, 2,781,714 shares have been designated Series C-1 Preferred Stock, 2,724,766 of which are issued and outstanding, 7,101,548 shares have been designated Series D Preferred Stock, none of which are issued and outstanding and all of which may be sold pursuant to this Agreement. The powers, preferences and rights of the Series D Preferred Stock, Series C-1 Preferred Stock, Series C Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock and Series A Preferred Stock will be as stated in the Restated Certificate. Each outstanding series of Preferred Stock is convertible into Common Stock on a one-for-one basis as of the date hereof, and the consummation of the transactions contemplated hereunder will not result in any anti-dilution adjustment or similar adjustment to the outstanding shares of Preferred Stock.

(b)      Common Stock. 70,000,000 shares of common stock (“Common Stock”), of which 5,128,045 shares are issued and outstanding.

(c)      Valid Issuance. The outstanding shares of Common Stock and Preferred Stock are (i) all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Act”), and any relevant state securities laws, or pursuant to valid exemptions therefrom and (ii) the outstanding shares of Common Stock are subject to a right of first refusal in favor of the Company on transfer. All outstanding shares of Common Stock and Preferred Stock and all shares of Common Stock and Preferred Stock issuable upon the exercise or conversion of outstanding options, warrants or other exercisable or convertible securities are subject to a market standoff or “lockup” agreement of not less than 180 days following the Company’s initial public offering.

(d)      Stock Options / Rights to Acquire Stock.

(i)     Except for (A) the conversion privileges of the Series D Preferred Stock to be issued under this Agreement, the Series C-1 Preferred Stock, the Series C Preferred Stock, the Series B-1 Preferred Stock, the Series B Preferred Stock and the Series A Preferred Stock, (B) outstanding options and restricted stock under the Company’s 2005 Stock Option/Stock Issuance Plan (the “Option Plan”) to purchase 6,227,980 shares (the “Outstanding Pool”) of Common Stock of the Company, and (C) the rights provided in that certain Investors’ Rights Agreement, as the same may be amended from time to time, there are no options, warrants, rights (including but not limited to conversion or preemptive rights and rights of first refusal) or proxy or stockholder rights or agreements of any kind for the purchase or acquisition or other rights to receive from the Company any shares of its capital stock. In addition, there are no options, warrants, rights (including but not limited to conversion or preemptive rights and rights of first refusal) or proxy or stockholder rights or agreements of any kind for the purchase or acquisition or other rights to receive from any of the Subsidiaries any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 124,592 shares (the “Available Pool”) of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plan. The Company has reserved a total of 7,342,700 shares of Common Stock for issuance under the Option Plan, including the Outstanding Pool and the Available Pool. The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the Company’s board minutes. The Company is not a party or subject to any agreement or understanding, and to the Company’s knowledge, there is no agreement or understanding between any persons and/or entities that affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company, other than the Voting Agreement, as the same may be amended from time to time.

(ii)     All options granted and Common Stock issued prior to July 18, 2006 vest as follows: twenty-five percent (25%) of the shares vest one (1) year following the vesting commencement date, with the remaining seventy-five percent (75%) vesting in equal monthly installments over the next three (3) years. All options granted and Common Stock issued on or after July 18, 2006 vest as follows: twenty percent (20%) of the shares vest one (1) year following the vesting commencement date, with the remaining eighty percent (80%) vesting in equal monthly installments over the next four (4) years. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or severance or bonus payments or other terms of such agreement or understanding as the result of (A) termination of employment or consulting services (whether actual or constructive); (B) any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company; or (C) the occurrence of any other similar event or combination of similar events. All options granted and Common Stock issued were issued in accordance with the registration or qualification provisions of the Act, and any relevant state securities laws, or pursuant to valid exemptions therefrom.

(e)     Section 2.2(e) of the Disclosure Schedule sets forth the capitalization of the Company and each of its Subsidiaries immediately following the Initial Closing, including the number of shares of the following: (i) issued and outstanding Common Stock, (ii) issued stock options, (iii) stock options not yet issued but reserved for issuance; (iv) each series of Preferred Stock; and (v) warrants or stock purchase rights, and any other rights to purchase or receive shares of the Company, including but not limited to by conversion of shares of any of its Subsidiaries (if any).

(f)     409A. The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of the Company, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

2.3    Subsidiaries.   Except for the Subsidiaries, the Company has never owned or controlled, and does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association, or other business entity. The Company is not a participant in any joint venture, partnership, limited liability company or similar arrangement. Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, partnership, limited liability company or other business entity. Each of the Subsidiaries is wholly-owned by the Company.

2.4    Authorization.   All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of the Transaction Documents and the Restated Certificate, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (and reservation for issuance), sale and delivery of the Series D Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series D Preferred Stock has been taken or will be taken prior to the Closing, and the Transaction Documents, and all the other agreements required to be executed and delivered by the Company in connection therewith, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

2.5    Valid Issuance of Preferred and Common Stock. The Series D Preferred Stock that is being purchased by the Investor, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, will be free of restrictions on transfer (other than restrictions on transfer contained in the Transaction Documents and under applicable federal and state laws), and will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Series D Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, shall be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer (other than restrictions on transfer contained in the Transaction Documents and under applicable federal and state laws). The powers, preferences and rights of the Series D Preferred Stock are as set forth in the Restated Certificate. The sale of the Series D Preferred Stock and the subsequent conversion of the Series D Preferred Stock into Common Stock are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

2.6    Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to state securities laws (all of which have been made by the Company, other than those that are required to be made after the Closing and that will be duly made within the time period required by such laws).

2.7    Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or the Subsidiaries, or to the Company’s knowledge, currently threatened in writing against the Company, any of its Subsidiaries or any officer, director or key employee of the Company or any of the Subsidiaries arising out of their employment or Board of Directors relationship with the Company or any of the Subsidiaries, or that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any reasonable basis therefor known to the Company) involving the prior employment of any of the employees, consultants or officers of the Company or the Subsidiaries, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither the Company nor the Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or the Subsidiaries currently pending or that the Company or the Subsidiaries intends to initiate.

2.8    Proprietary Information and Inventions Agreements. Each current and former employee or consultant of the Company and the Subsidiaries has executed an employee proprietary information and inventions agreement, consultant proprietary information nondisclosure agreement, consulting services agreement or confidential information and invention assignment agreement, in the forms provided to special counsel to the Investor (each a “PIIA”). The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its or the Subsidiaries’ employees or consultants made prior to their employment by or engagement with the Company or the Subsidiaries, except for inventions, trade secrets or proprietary information that have been assigned to the Company or the Subsidiaries.

2.9     Title to Property and Assets. The Company and/or the Subsidiaries have good and marketable title to all of its properties and assets free and clear of all mortgages, pledges, leases, liens and encumbrances, except (i) liens for current taxes and assessments not yet due and (ii) possible minor liens and encumbrances that arise in the ordinary course of business and do not, in any case, individually or in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company or the Subsidiaries or materially impair the Company’s or the Subsidiaries’ ownership or use of such properties or assets. With respect to the property and assets they lease, the Company and the Subsidiaries are in compliance with such leases in all material respects and, to the Company’s knowledge, hold a valid leasehold interest free of all liens, claims or encumbrances, subject to clauses (i) and (ii). The Company’s properties and assets, and those of the Subsidiaries, are in good condition and repair in all material respects (ordinary wear and tear excepted).

2.10     Employees. Schedule 2.10 of the Disclosure Schedule describes how many full-time employees and part-time employees the Company and each of the Subsidiaries employs. The Company and the Subsidiaries have complied with all applicable laws related to employment. Neither the Company nor the Subsidiaries is a party to or bound by any currently effective employment contract, employee benefit plan (as defined in the Employee Retirement Income Security Act of 1974, as amended), deferred compensation agreement, severance agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement or arrangement with any collective bargaining agent. No employees of the Company or the Subsidiaries are represented by any labor union or covered by any collective bargaining agreement. There is no pending or, to the Company’s knowledge, threatened labor dispute involving the Company or the Subsidiaries and any employee or group of its employees. To the Company’s knowledge, no officer, key employee or group of employees intend to terminate his, her or their employment with the Company or the Subsidiaries nor does the Company or the Subsidiaries have a present intent to terminate the employment of any officer, key employee or group of employees. No employee of the Company or the Subsidiaries has been granted the right to continued employment by the Company or the Subsidiaries or to any material compensation following termination of employment with the Company or the Subsidiaries. To the Company’s knowledge, no employee of the Company or the Subsidiaries, nor any consultant with whom the Company or the Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or the Subsidiaries; and, to the Company’s knowledge, the continued employment by the Company or the Subsidiaries of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. Neither the Company nor the Subsidiaries has received any notice alleging that any such violation has occurred. Each former employee of the Company or the Subsidiaries whose employment was terminated by the Company or the Subsidiaries has entered into an agreement with the Company or the Subsidiaries providing for the full release of any claims against the Company or the Subsidiaries or any related party arising out of such employment. The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

2.11     Authorization of Agreements, Etc. The execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby will not result in (i) the violation of any provision of the Restated Certificate or the Bylaws of the Company or any of the Subsidiaries or, (ii) to the Company’s knowledge, any violation of any provision of law or any order of any court or other agency of government, or (iii) any violation of any provision of any material indenture, agreement or other instrument to which the Company or the Subsidiaries is bound, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such material indenture, agreement or other instrument or result in the creation of any lien, charge or encumbrance upon any assets of the Company or the Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company or the Subsidiaries, their business operations, or any of their assets or properties.

2.12     Intellectual Property.

(i)       The Company and/or the Subsidiaries owns or possesses all legal rights to patents, patent applications, trademark rights, service marks, service mark rights, trade names, trade name rights, licenses, domain names, trade secrets, copyrights, information and processes and similar proprietary rights (collectively, the “Intellectual Property”) necessary for their business as now conducted and as proposed to be conducted. The Company and the Subsidiaries have taken all steps reasonably necessary to preserve their legal rights in all their Intellectual Property, except those for which disclosure is required for legitimate business or legal reasons. Section 2.12 of the Disclosure Schedule lists all registered Company and Subsidiary Intellectual Property.

(ii)       There are no outstanding options, licenses or agreements claims, encumbrances or shared ownership interests of any kind relating to the Company’s or the Subsidiaries’ Intellectual Property, nor is the Company or the Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity, except for standard end-user, object code, internal-use software license and support and/or maintenance agreements entered into in the ordinary course of business.

(iii)       Neither the Company nor the Subsidiaries has received any communications alleging that either the Company or any of the Subsidiaries has violated or, by conducting its business as proposed, would violate, infringe or misappropriate any of the Intellectual Property of any other person or entity.

(iv)       To the Company’s knowledge, none of the employees of the Company or the Subsidiaries are obligated under any contract (including, without limitation, licenses, covenants or commitments of any nature or contracts entered into with prior employers), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or the Subsidiaries or would conflict with the business as proposed of the Company or the Subsidiaries.

(v)       Neither the execution nor delivery of the Transaction Documents will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under any contract, covenant or instrument under which any of the employees of the Company or the Subsidiaries is now obligated and of which the Company is aware, and neither the Company nor the Subsidiaries will need to use any inventions that any of its employees, or persons it currently intends to employ, have made prior to their employment with the Company or the Subsidiaries, except for inventions that have been assigned or licensed to the Company or the Subsidiaries as of the date hereof.

2.13      Agreements; Action.

   (a)     Except for agreements explicitly contemplated hereby and by the other Transaction Documents, there are no agreements, or proposed transactions between the Company or the Subsidiaries and any of their officers, directors, employees, affiliates or, to the Company’s knowledge, any affiliate thereof.

   (b)     There are no agreements, contracts, instruments, judgments, orders, writs or decrees to which the Company or the Subsidiaries is a party or by which the Company or the Subsidiaries is bound that may involve (i) obligations of or payments to the Company or the Subsidiaries, respectively, in excess of $500,000, (ii) any license of any Intellectual Property to or from the Company or the Subsidiaries (other than the license to the Company of standard, generally commercially available, “off-the-shelf” third-party products), (iii) indemnification by the Company or the Subsidiaries with respect to infringements of proprietary rights, or (iv) provisions restricting the development, manufacture or distribution of the products or services of the Company or the Subsidiaries.

   (c)     The Company has not (i) accrued, declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any liabilities or guaranteed any indebtedness for money borrowed individually in excess of $500,000 or, in the case of indebtedness and/or liabilities individually less than $500,000, in excess of $1,000,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary reasonable advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(d)     For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements and contracts involving the same person or entity shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(e)     Neither the Company nor the Subsidiaries is in violation or default of any term (including without limitation any diligence obligation) or of any provision of any of the agreements set forth in Schedule 2.13 of the Disclosure Schedule (the “Material Agreements”). The execution, delivery, and performance of and compliance with this Agreement, and the Transaction Documents, and the issuance and sale of the Series D Preferred Stock pursuant hereto and of the Common Stock issuable upon conversion of the Series D Preferred Stock pursuant to the Restated Certificate, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any Material Agreement, permit, license, authorization or approval applicable to the Company or the Subsidiaries, its business or operations or any of its assets or properties. The Company has avoided every condition, and has neither performed any act, the occurrence of which would result in the loss of any right granted to the Company or the Subsidiaries under any Material Agreement, nor failed to perform any act, the failure of which would result in the loss of any right granted to the Company or the Subsidiaries under any Material Agreement.

2.14    Permits.   The Company and the Subsidiaries have all franchises, permits, licenses and any similar authority necessary for the conduct of their business as it is now being conducted, the lack of which could materially and adversely affect the business or assets of the Company or the Subsidiaries, and the Company believes it can obtain or the Subsidiaries can obtain, without undue burden or expense, any similar authority for the conduct of their business as planned to be conducted.

2.15    Compliance with Other Instruments, Etc.   The Company and the Subsidiaries are not in violation of any provision of the Company’s Restated Certificate of Incorporation or Bylaws, or in breach of any term or provision of any agreement, indenture, contract, lease, instrument or contract to which the Company or the Subsidiaries is a party that is required to be listed on Schedule 2.13 of the Disclosure Schedule (a) such violation could reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets or business of the Company or the Subsidiaries, or (b) such agreement, indenture, contract, lease, instrument or contract is required to be listed on Schedule 2.13 of the Disclosure Schedule, and are not in violation of any writ, order, statute, rule or regulation applicable to the Company or the Subsidiaries where such violation could reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets or business of the Company or the Subsidiaries.

2.16    Offering.   Assuming the accuracy of the Investor’s representations and warranties in Section 3 hereof, the offer, sale and issuance of the Series D Preferred Stock to be issued in conformity with the terms of this Agreement and the issuance of the Common Stock to be issued upon conversion of such shares, constitute transactions exempt from the registration requirements of Section 5 of the Act and from the qualification requirements of the California

Corporate Securities Law of 1968, as amended (the “Registration Requirements”), and will be exempt from the Registration Requirements at the closing of any public offering of the Company’s securities, including but not limited to any offering pursuant to the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 16, 2010 (as subsequently amended) (the “Registration Statement”).

2.17    Financial Statements. The Company has delivered to the Investor the Company’s and the Subsidiaries’ audited financial statements for the fiscal year ended December 31, 2009 and the Company’s and the Subsidiaries” unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of March 31, 2010 and for the three (3) month period ending March 31, 2010 (the “Financial Statements”), and except as set forth in Section 2.17 of the Disclosure Schedule, such Financial Statements are accurate and complete in all material respects, are consistent with the books and records of the Company and the Subsidiaries and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present the financial condition and operating results of the Company and the Subsidiaries as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments, which are not expected to be material, either individually or in the aggregate. Except as set forth in the Financial Statements, neither the Company nor the Subsidiaries has any (i) liabilities other than liabilities and obligations that have arisen in the ordinary course of business, (ii) obligations under contracts and commitments incurred in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with GAAP and (iii) other liabilities and obligations expressly disclosed in the Disclosure Schedule, none of which either individually or in the aggregate are materially adverse. The Company maintains a standard system of accounting established and administered in accordance with GAAP.

2.18    Changes. Except as set forth in Section 2.18 of the Disclosure Schedule, since March 31, 2010, there has not been:

  (a)     any change in the assets, liabilities, financial condition, prospects or operations of the Company or the Subsidiaries from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, prospects or operations of the Company or the Subsidiaries;

  (b)     any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting the business, properties, operations, financial condition, or, to the Company’s actual knowledge, prospects of the Company or the Subsidiaries;

  (c)     any waiver or compromise by the Company or the Subsidiaries of a valuable right or of a material debt owed to the Company or the Subsidiaries, respectively;

  (d)     any satisfaction or discharge of any material lien, claim, or encumbrance or payment of any obligation by the Company or the Subsidiaries, except in the ordinary course of business;

  (e)     any sale, assignment, exclusive license or transfer of Intellectual Property or other assets;

  (f)     any resignation or termination of employment of any key officer of the Company or the Subsidiaries, and the Company is not aware of any impending resignation or termination of employment of any such key officer;

  (g)     receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company or the Subsidiaries;

  (h)     any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or the Subsidiaries, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

  (i)     any declaration, setting aside, or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company or the Subsidiaries;

  (j)     any change in any material agreement to which the Company or the Subsidiaries is a party or by which the Company or the Subsidiaries is bound that materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company or the Subsidiaries;

  (k)     any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, prospects or operations of the Company or the Subsidiaries;

  (l)     any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or the Subsidiaries; or

  (m)     any agreement or commitment by the Company or the Subsidiaries to do any of the things described in this Section 2.18.

2.19    Taxes. Except as set forth in Section 2.19 of the Disclosure Schedule, the Company is and always has been a subchapter C corporation. The Company and the Subsidiaries have filed all Tax (as hereinafter defined) returns and reports as required by foreign, federal, state and local law and these returns and reports are true and correct in all material respects. There are no foreign, federal, state, county or local Taxes due and payable by the Company which have not been timely paid. Neither the Company nor the Subsidiaries has been advised (a) that any of its tax returns, federal, state, county, local, foreign or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other Taxes. The Company has no knowledge of any liability of any Tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for. “Tax” or “Taxes” means any foreign, federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge of any kind whatsoever, including any interest, penalties or additions to Taxes or additional amounts with respect to the foregoing.

2.20    Regulatory Matters.

  (a)     The Company and each of its Subsidiaries operates in material compliance with all applicable laws, rules, regulations, codes, permits, approvals and authorizations applicable to them and their businesses and facilities.

  (b)     As to each of the manufacturing processes, intermediate products and research or commercial products of the Company and each of its Subsidiaries, including, without limitation, products or compounds currently under research and/or development by the Company, subject to the jurisdiction of the United States Environmental Protection Agency (“EPA”) under the Toxic Substances Control Act and regulations thereunder (“TSCA”) or the Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act and the regulations thereunder (“FDCA”) (each such product, a “Life Science Product”), such Life Science Product is being researched, developed, manufactured, tested, distributed and/or marketed in compliance in all material respects with all applicable requirements under the FDCA and TSCA and similar laws and regulations applicable to such Life Science Product, including those relating to investigational use, premarket approval, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security. The Company has not received any notice or other communication from the FDA, EPA or any other Federal, state or foreign governmental entity (i) contesting the premarket approval of, the uses of or the labeling and promotion of any Life Science Product or (ii) otherwise alleging any violation by the Company of any law, regulation or other legal provision applicable to a Life Science Product.

  (c)     Neither the Company, nor any officer, employee or agent of the Company has made an untrue statement of a material fact or fraudulent statement to the FDA or other Federal, state or foreign governmental entity performing similar functions or failed to disclose a material fact required to be disclosed to the FDA or such other Federal, state or foreign governmental entity.

2.21    Obligations to Related Parties. There are no obligations of the Company or the Subsidiaries to officers, directors, stockholders, or employees of the Company or the Subsidiaries other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company or the Subsidiaries and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or, to the best of the Company’s knowledge, key employees or stockholders of the Company or the Subsidiaries or any members of their immediate families, is indebted to the Company or the Subsidiaries or has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company or the Subsidiaries has a business relationship, or any firm or corporation that competes with the Company or the Subsidiaries, other than (i) passive investments in publicly traded companies (representing less than 1% of such company) that may compete with the

Company or the Subsidiaries and (ii) investments by venture capital funds with which directors of the Company or the Subsidiaries may be affiliated and service as a board member of a company in connection therewith due to a person’s affiliation with a venture capital fund or similar institutional investor in such company. No officer, director or stockholder, or any member of their immediate families, is, directly or, to the best of the Company’s knowledge, indirectly, interested in any material contract with the Company or the Subsidiaries (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company or the Subsidiaries).

2.22   Obligations of Management.     Each officer and key employee of the Company or the Subsidiaries is currently devoting substantially all of his or her business time to the conduct of the business of the Company or the Subsidiaries, respectively. The Company is not aware that any officer or key employee of the Company or the Subsidiaries is planning to work less than full time at the Company or the Subsidiaries, respectively, in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise. To the Company’s knowledge, no officer or person currently nominated to become an officer of the Company or the Subsidiaries is or has been subject to any judgment or order of, the subject of any pending civil or administrative action by the Securities and Exchange Commission or any self-regulatory organization.

2.23   Minute Books.     The minute books of the Company made available to the Investor or its counsel contain a complete summary of all meetings of directors and stockholders since the time of incorporation and a copy of all actions by written consent of directors and stockholders since the time of incorporation.

2.24   Registration Rights.     Except as provided in the Investors’ Rights Agreement, the Company is not under any obligation to register under the Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities nor is the Company obligated to register or qualify any such securities under any state securities or blue sky laws.

2.25   Real Property Holding Corporation.     Neither the Company nor the Subsidiaries is now nor has ever been a real property holding corporation within the meaning of Code Section 897(c)(2) and any regulations promulgated thereunder. The Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under such regulations.

2.26   Full Disclosure.     The Company has provided the Investor with all information reasonably requested by the Investor in writing in connection with its decision to purchase the Series D Preferred Stock. Neither this Agreement, the exhibits hereto, the Transaction Documents, nor any other document delivered by the Company to the Investor or its attorneys or agents in connection herewith or therewith at the Closing or with the transactions contemplated hereby or thereby, contains any untrue statement of a material fact, nor to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

2.27    83(b) Elections. To the Company’s knowledge, all elections and notices under Section 83(b) of the Code have been or will be timely filed by all individuals who have acquired unvested shares of the Company’s Common Stock.

3.      Representations, Warranties and Covenants of the Investor. The Investor hereby represents and warrants to the Company that as to itself (provided that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

3.1     Authorization.   The Investor has full power and authority to enter into the Transaction Documents, and each Transaction Document constitutes its valid and legally binding obligation, enforceable against the Investor in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

3.2     Purchase Entirely for Own Account.   The Series D Preferred Stock to be purchased by the Investor and the Common Stock issuable upon conversion thereof (collectively, the “Securities”) will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.3     Disclosure of Information.   The Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company and the terms and conditions of the offering of the Series D Preferred Stock.

3.4     Investment Experience.   The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series D Preferred Stock. If other than an individual, Investor also represents it has not been organized specifically for the purpose of acquiring the Series D Preferred Stock.

3.5     Accredited Investor.   The Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect and understands the meaning of that term.

3.6     Restricted Securities.   The Investor understands that the shares of Series D Preferred Stock it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.7    Further Limitations on Disposition.   Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Series D Preferred Stock (or the Common Stock issuable upon the conversion thereof) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms and conditions of this Agreement and the Investors’ Rights Agreement, and:

 (a)      There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

 (b)      (x) The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with the terms of the proposed disposition, and (y) if requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances. Notwithstanding the foregoing, no such registration statement or opinion of counsel shall be necessary for a transfer of shares by the Investor:

  (i)     to a fund, partnership, limited liability company or other entity that is affiliated with the Investor;

  (ii)     to a partner or member (or retired partner or member) of the Investor, or to the estate of any such partner or member (or retired partner or member);

  (iii)     to the Investor’s spouse, siblings, lineal descendants or ancestors by gift, will or intestate succession; or

  (iv)     in compliance with Rule 144 (or any successor provision) of the Act so long as the Company is furnished with satisfactory evidence of compliance with such rule;

3.8    provided, however, that, in the case of subsections (i), (ii) and (iii) above, the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were an original Investor hereunder. The Investor shall cause any proposed purchaser, assignee, transferee or pledgee of any shares of Series D Preferred Stock or the underlying Common Stock held by the Investor to take and hold such securities subject to the provisions and upon the conditions of this Agreement.

3.9    Legends.     It is understood that the certificates evidencing the Series D Preferred Stock (and the Common Stock issuable upon conversion thereof) may bear one or all of the following legends:

 (a)     “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE

COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

  (b)     Any legend required by any applicable state securities laws.

3.10    Prior Relationship.   The Investor became interested in the Company and the purchase of the Series D Preferred Stock through its substantive relationship with the Company, which existed prior to the Company’s filing of a Registration Statement on Form S-1.

3.11    Qualified Institutional Buyer.   Such Investor is a “qualified institutional buyer” within the meaning of Rule 144A of the Act, as presently in effect.

3.12    No General Solicitation.   Neither the Investor, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in, or became interested in the transactions contemplated by this Agreement as a result of, any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Series D Preferred Stock.

3.13    Foreign Investor.   If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Code), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Series D Preferred Stock or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Series D Preferred Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Series D Preferred Stock. The Investor’s subscription and payment for and continued beneficial ownership of the Series D Preferred Stock will not violate any applicable securities or other laws of the Investor’s jurisdiction.

4.      Conditions of The Investor’s Obligations at Closing.   The obligations of the Investor in the Closing under Section 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

4.1    Representations and Warranties.   The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2    Performance.   The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied by it on or before the Closing.

4.3    Compliance Certificate.   The Chief Executive Officer of the Company shall deliver to the Investor at the Closing a certificate certifying that the conditions specified in Sections 4.1, 4.2, 4.4, 4.5, and 4.13 have been fulfilled.

4.4    Qualifications.   All authorizations, approvals or permits, if any, of any

governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series D Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

4.5    Restated Certificate of Incorporation.   The Restated Certificate in the form attached as Exhibit A hereto shall have been filed with and accepted by the Secretary of State of the State of Delaware.

4.6    Amended and Restated Investors’ Rights Agreement.   The Company shall have entered into an Investors’ Rights Agreement in the form attached as Exhibit B hereto with the Investor and sufficient other parties named therein to amend and restate the predecessor agreement thereto.

4.7    Amended and Restated Right of First Refusal and Co-Sale Agreement.   The Company shall have entered into a Right of First Refusal and Co-Sale Agreement in the form attached as Exhibit C hereto with the Investor and sufficient other parties named therein to amend and restate the predecessor agreement thereto.

4.8    Amended and Restated Voting Agreement.   The Company shall have entered into a Voting Agreement in the form attached as Exhibit D hereto with the Investor and sufficient other parties named therein to amend and restate the predecessor agreement thereto.

4.9    Opinion of Company Counsel.   The Investor shall have received from Fenwick & West LLP, counsel to the Company, an opinion dated as of the Closing, in the form attached hereto as Exhibit E.

4.10    Secretary’s Certificate.   The Investor shall have received from the Secretary of the Company a certificate having attached thereto: (i) the Restated Certificate as in effect at the time of the Closing, (ii) the Company’s Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby, (iv) resolutions approved by the Company’s stockholders authorizing the filing of the Restated Certificate, and (v) good standing certificates with respect to the Company from the Secretary of State of the State of Delaware, dated a recent date before the Closing.

4.11    Blue Sky.   The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Series D Preferred Stock hereunder.

4.12    Proceedings and Documents.   All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor’s special counsel, and Investor and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

4.13    Reservation of Conversion Shares.   The Common Stock issuable upon conversion of the Series D Preferred Stock shall have been duly authorized and reserved for issuance upon such conversion.

4.14   Side Letter.   The Company shall have entered into the Side Letter Agreement in the form attached as Exhibit F hereto with the Investor.

5.      Conditions of the Company’s Obligations at Closing.   The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by such Investor:

5.1    Representations and Warranties.   The representations and warranties of the Investor contained in Section 3 shall be true and correct in all respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2    Payment of Purchase Price.   The Investor shall have delivered the purchase price specified in Section 1.1(b).

5.3    Qualifications.   All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series D Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

5.4    Amended and Restated Investors’ Rights Agreement.   The Investor shall have entered into an Investors’ Rights Agreement in the form attached as Exhibit B hereto with the Company and sufficient other parties named therein to amend and restate the predecessor agreement thereto.

5.5    Amended and Restated Right of First Refusal and Co-Sale Agreement.   The Investor shall have entered into a Right of First Refusal and Co-Sale Agreement in the form attached as Exhibit C hereto with the Company and sufficient other parties named therein to amend and restate the predecessor agreement thereto.

5.6    Amended and Restated Voting Agreement.   The Investor shall have entered into a Voting Agreement in the form attached as Exhibit D hereto with the Company and sufficient other parties named therein to amend and restate the predecessor agreement thereto.

5.7    Side Letter.   The Investor shall have entered into the Side Letter in the form attached as Exhibit F hereto with the Company.

5.8    The Investor shall have entered into a Lock-Up Agreement in the form attached as Exhibit G hereto.

6.      Miscellaneous.

6.1    Corporate Securities Laws.   THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION

BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

6.2    Survivability.   The warranties, representations, agreements and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

6.3    Successors and Assigns.   Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Series D Preferred Stock sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.4    Governing Law.   This Agreement shall be governed by and construed under the laws of the State of Delaware without regard for conflict of laws principles.

6.5    Counterparts.   This Agreement may be executed in two or more counterparts, including counterparts transmitted by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.6    Titles and Subtitles.   The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7    Notices.   All notices required or permitted under this Agreement shall be given in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties hereto, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

6.8    Finder’s Fee.   Each party represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.9    Amendments and Waivers.    Except as otherwise set forth in this Agreement, this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the shares of Common Stock issued or issuable upon conversion of the Series D Preferred Stock issued pursuant to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

6.10    Severability.    If any of the provisions of this Agreement should, for any reason, be held by a court or other tribunal of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.

6.11    Attorneys’ Fees.    If any dispute among the parties to this Agreement results in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, that shall include, without limitation, all fees, costs and expenses of appeals.

6.12    Entire Agreement.    This Agreement, the exhibits and schedules hereto and the documents referred to herein constitute the entire agreement among the parties, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

6.13    Delays or Omissions.    It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under the Transaction Documents or the Restated Certificate, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Transaction Documents or under the Restated Certificate or any waiver on such party’s part of any provisions or conditions of the Transaction Documents or the Restated Certificate must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under the Transaction Documents, the Restated Certificate, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

6.14    Fees and Expenses.    The Company shall pay, in connection with the preparation, execution and delivery of this Agreement and the issuance of the Series D Preferred Stock, the fees and out-of-pocket expenses of the Investor, with respect thereto, such fees and expenses not to exceed Twenty-Four Thousand Twenty-Five Dollars ($24,025).

6.15    DGCL 203.    On or before the earliest to occur of (a) July 15, 2010, and (b) the closing of the IPO, the Company shall amend its Restated Certificate to (i) expressly elect not to be governed by Section 203 of the Delaware General Corporation Law (“Section 203”), and (ii) provide for limitations on the Company’s stockholders (other than the Investor and its affiliates) substantially similar to those set forth in Section 203.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Series D Preferred Stock Purchase Agreement as of the date first above written.

AMYRIS, INC.

By:	/s/John G. Melo
John G. Melo
Chief Executive Officer

Address:	5885 Hollis Street, Ste. 100
Emeryville, CA 94608

SERIES D PREFERRED STOCK PURCHASE AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Series D Preferred Stock Purchase Agreement as of the date first above written.

INVESTOR:

TOTAL GAS & POWER USA, SAS

By:	/s/Arnaud Chaperon
Name:	Arnaud Chaperon
Title:	Chairman
Address: 2 Place Jean Millier, 92078 Paris, La Defense, CEDEX, FRANCE

SERIES D PREFERRED STOCK PURCHASE AGREEMENT

SIGNATURE PAGE

SCHEDULE A

SCHEDULE OF INVESTORS

INVESTOR	NUMBER OF SHARES	PURCHASE PRICE
Total Gas & Power USA, SAS	7,101,548	$133,154,025.00
TOTAL	7,101,548	$133,154,025.00

EXHIBIT A

RESTATED CERTIFICATE OF INCORPORATION

(filed as Exhibit 3.01 to the Registration Statement filed by the Company, File No. 333-166135)

EXHIBIT B

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

(filed as Exhibit 4.02 to the Registration Statement filed by the Company, File No. 333-166135)

EXHIBIT C

AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

AMYRIS, INC.

AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

THIS AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (the “Agreement”) is made and entered into as of June 21, 2010, by and among Amyris, Inc., a Delaware corporation (the “Company”), each of the persons and entities listed on Exhibit A, Exhibit B, Exhibit C, Exhibit D, Exhibit E and Exhibit F hereto (the “Investors”), and each of the persons listed on Exhibit G hereto (each referred to herein as a “Key Employee” and collectively as the “Key Employees”).

RECITALS

WHEREAS, the Company, certain of the Investors, and the Key Employees entered into that certain Amended and Restated Right of First Refusal and Co-Sale Agreement (the “Previous Agreement”) as of March 19, 2010, in connection with the sale and issuance of shares of Series C-1 Preferred Stock of the Company pursuant to that certain Series C-1 Preferred Stock Purchase Agreement dated as of March 12, 2010;

WHEREAS, the Key Employees are the beneficial owners of the Key Employee Stock (as defined herein);

WHEREAS, the Investor listed on Exhibit F attached hereto is purchasing shares of the Company’s Series D Preferred Stock (together with the Company’s Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock, the “Preferred Stock”) pursuant to that certain Series D Preferred Stock Purchase Agreement (the “Purchase Agreement”) dated as of June 21, 2010 (the “Financing”);

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

WHEREAS, in connection with the consummation of the Financing, the parties desire to enter into this Agreement in order to grant first refusal and co-sale rights to the Company and to the Investors; and

WHEREAS, this Agreement has been signed and delivered by the Company and by the requisite Investors and Key Holders as set forth in Section 6.3 of the Previous Agreement.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

1.	DEFINITIONS.

1.1     “Key Employee Stock” shall mean shares of the Company’s Common Stock now owned or subsequently acquired by the Key Employees by gift, purchase, dividend, option exercise or any other means whether or not such securities are only registered in a Key

Employee’s name or beneficially or legally owned by such Key Employee, including any interest of a spouse in any of the Key Employee Stock, whether that interest is asserted pursuant to marital property laws or otherwise, provided, however, that “Key Employee Stock” shall not include shares of the Company’s Common Stock issued or issuable upon conversion of any shares of the Company’s preferred stock now owned or subsequently owned or acquired by a Key Employee. The number of shares of Key Employee Stock owned by the Key Employees as of the date hereof are set forth on Exhibit E, which Exhibit may be amended from time to time by the Company to reflect changes in the number of shares owned by the Key Employees, but the failure to so amend shall have no effect on such Key Employee Stock being subject to this Agreement.

1.2    “Investor Stock” shall mean the shares of the Company’s Common Stock now owned or subsequently acquired by the Investors whether or not such securities are only registered in an Investor’s name or beneficially or otherwise legally owned by such Investor.

1.3    “Common Stock” shall mean shares of the Company’s common stock and shares of common stock issued or issuable upon conversion of the Company’s outstanding preferred stock or exercise of any option, warrant or other security or right of any kind convertible into or exchangeable for common stock.

1.4    For purposes of this Agreement, the term “Transfer” shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Key Employee Stock.

2.	TRANSFERS BY A KEY EMPLOYEE.

2.1    Notice of Transfer. If a Key Employee proposes to Transfer any shares of Key Employee Stock then the Key Employee shall promptly give written notice (the “Notice”) to the Company and Investors at least thirty (30) days prior to the closing of such Transfer. The Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of shares of Key Employee Stock to be transferred, the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the Transfer is being made pursuant to the provisions of Section 3.1, the Notice shall state under which clause of Section 3.1 the Transfer is being made.

2.2    Company Right of First Refusal.

(a)    For a period of twenty (20) days following receipt of any Notice described in Section 2.1, the Company shall have the right to purchase all or a portion of the Key Employee Stock subject to such Notice on the same terms and conditions as set forth therein (the “Company Right of First Refusal”). The Company’s purchase right shall be exercised by written notice signed by an officer of the Company (the “Purchase Notice”) and delivered to the Key Employee within such twenty (20) day period. The Company shall effect the purchase of the Key Employee Stock, including payment of the purchase price, not more than five (5) business days after delivery of the Purchase Notice, and at such time the Key Employee shall deliver to the Company the certificate(s) representing the Key Employee Stock to be purchased by the Company, each certificate to be properly endorsed for transfer. The Key Employee Stock so purchased shall thereupon, be cancelled and cease to be issued and outstanding shares of the Company’s Common Stock.

(b)   In the event that the Company does not elect to purchase all of the Key Employee Stock available pursuant to its rights under Section 2.2 within the period set forth therein, the Key Employee shall promptly give written notice (the “Second Notice”) to each of the Investors, which shall set forth the number of shares of Key Employee Stock not purchased by the Company. Each Investor shall then have the right, exercisable upon written notice to the Key Employee (the “Investor Notice”) within ten (10) days after the receipt of the Second Notice, to purchase its pro rata share of the Key Employee Stock subject to the Second Notice and on the same terms and conditions as set forth therein. Except as set forth in Section 2.2(d), the Investors who so exercise their rights (the “Participating Investors”) shall effect the purchase of the Key Employee Stock, including payment of the purchase price, not more than five (5) days after delivery of the Investor Notice, and at such time the Key Employee shall deliver to the Participating Investors the certificate(s) representing the Key Employee Stock to be purchased by the Participating Investors, each certificate to be properly endorsed for transfer.

(c)   Each Investor’s pro rata share shall be equal to the product obtained by multiplying (i) the aggregate number of shares of Key Employee Stock covered by the Second Notice and (ii) a fraction, the numerator of which is the number of shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by the Participating Investor at the time of the Notice, and the denominator of which is the total number of shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock at the time of the Notice held by all Investors.

(d)   In the event that not all of the Investors elect to purchase their pro rata share of the Key Employee Stock available pursuant to their rights under Section 2.2(b) within the time period set forth therein, then the Key Employee shall promptly give written notice to each of the Participating Investors (the “Overallotment Notice”), which shall set forth the number of shares of Key Employee Stock not purchased by the other Investors, and shall offer such Participating Investors the right to acquire such unsubscribed shares. Each Participating Investor shall have five (5) days after receipt of the Overallotment Notice to deliver a written notice to the Key Employee (the “Participating Investors Overallotment Notice”) indicating the number of unsubscribed shares that such Participating Investor desires to purchase, and each such Participating Investor shall be entitled to purchase such number of unsubscribed shares on the same terms and conditions as set forth in the Second Notice. In the event that the Participating Investors desire, in the aggregate, to purchase in excess of the total number of available unsubscribed shares, then the number of unsubscribed shares that each Participating Investor may purchase shall be reduced on a pro rata basis. For purposes of this Section 2.2(d) the denominator described in clause (ii) of subsection 2.2(c) above shall be the total number of shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by all the Participating Investors at the time of the Notice. The Participating Investors shall then effect the purchase of the Key

Employee Stock, including payment of the purchase price, not more than five (5) days after delivery of the Participating Investors Overallotment Notice, and at such time, the Key Employee shall deliver to the Investors the certificates representing the Key Employee Stock to be purchased by the Participating Investors, each certificate to be properly endorsed for transfer.

2.3     Right of Co-Sale.

(a)   In the event the Company or its assignee(s) fail to exercise its right to purchase all of the Key Employee Stock subject to Section 2.2 hereof, following the exercise or expiration of the rights of purchase set forth in Section 2.2, then the Key Employee shall deliver to the Company and each Investor written notice (the “Co-Sale Notice”) that each Investor shall have the right, exercisable upon written notice to such Key Employee with a copy to the Company within fifteen (15) days after receipt of the Co-Sale Notice, to participate in such Transfer of Key Employee Stock on the same terms and conditions. Such notice shall indicate the number of shares of Investor Stock up to that number of shares determined under Section 2.3(b) such Investor wishes to sell under his or her right to participate. To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Key Employee Stock that such Key Employee may sell in the transaction shall be correspondingly reduced.

(b)   Each Investor may sell all or any part of that number of shares equal to the product obtained by multiplying (i) the aggregate number of shares of Key Employee Stock covered by the Co-Sale Notice and not purchased by the Company or its assignees pursuant to Section 2.2 by (ii) a fraction, the numerator of which is the number of shares of Common Stock owned by such Investor at the time of the Co-Sale Notice and the denominator of which is the total number of shares of Common Stock, in the aggregate, owned by such Key Employee (excluding shares purchased by the Company and/or its assignee(s) pursuant to Section 2.2) and the Investors at the time of the Co-Sale Notice. If not all of the Investors elect to sell their share of Common Stock proposed to be transferred within said fifteen (15) day period, then the Key Employee shall promptly notify in writing the Investors who do so elect and shall offer such Investors the additional right to participate in the sale of such additional shares of Key Employee Stock proposed to be transferred on the same percentage basis as set forth above in this Section 2.3(b). The Investors shall have five (5) days after receipt of such notice to notify the Key Employee in writing, with a copy to the Company, of its election to sell all or a portion of the unsubscribed shares.

(c)   Each Investor that elects to participate in the Transfer pursuant to this Section 2 (a “Co-Sale Participant”) shall effect its participation in the Transfer by promptly delivering to such Key Employee for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i)     the type and number of shares of Common Stock which such Co-Sale Participant elects to sell; or

(ii)     that number of shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock which such Co-Sale Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred

Stock in lieu of Common Stock, such Co-Sale Participant shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in Section 2.3(c)(i) above. The Company agrees to make any such conversion concurrent with and contingent upon the actual transfer of such shares to the purchaser.

(d)   The stock certificate or certificates that the Co-Sale Participant delivers to such Key Employee pursuant to Section 2.3(c) shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Co-Sale Notice, and the Key Employee shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuse to purchase shares or other securities from a Co-Sale Participant exercising its rights of co-sale hereunder, such Key Employee shall not sell to such prospective purchaser or purchasers any Key Employee Stock unless and until, simultaneously with such sale, such Key Employee shall purchase such shares or other securities from such Co-Sale Participant on the same terms and conditions specified in the Co-Sale Notice.

(e)   The exercise or non-exercise of the rights of any Investor hereunder to participate in one or more Transfers of Key Employee Stock made by any Key Employee shall not adversely affect his right to participate in subsequent Transfers of Key Employee Stock subject to this Section 2.

(f)   To the extent that the Investors do not elect to participate in the sale of the Key Employee Stock subject to the Co-Sale Notice, such Key Employee may, not later than sixty (60) days following delivery to the Company of the Co-Sale Notice, enter into an agreement providing for the closing of the Transfer of such Key Employee Stock covered by the Co-Sale Notice within thirty (30) days of such agreement on terms and conditions not materially more favorable to the transferor than those described in the Co-Sale Notice. Any proposed Transfer on terms and conditions materially more favorable than those described in the Co-Sale Notice, as well as any subsequent proposed Transfer of any of the Key Employee Stock by a Key Employee, shall again be subject to the first refusal and co-sale rights of the Company and/or Investors and shall require compliance by a Key Employee with the procedures described in this Section 2.

3.	EXEMPT TRANSFERS.

3.1     Notwithstanding the foregoing, the first refusal and co-sale rights of the Company and/or the Investors set forth in Section 2 above shall not apply to any transfer without consideration to (i) the Key Employee’s spouse, children, parents or siblings (collectively, “Family Members”), (ii) any trust or for estate planning purposes solely for the benefit of such Key Employee and/or Family Member(s) and of which such Key Employee and/or any such Family Member(s) is the trustee or are the trustees, and (iii) any partnership, corporation or limited liability company that is wholly owned and controlled by such Key Employee and/or any such Family Member(s), provided that (A) the Key Employee shall inform the Investors of such transfer prior to effecting it and (B) the transferee shall enter into a written agreement to be bound by and comply with all provisions of this Agreement, as if it were an original Key Employee hereunder, including without limitation Section 2. Such transferred Key Employee

Stock shall remain “Key Employee Stock” hereunder, and such transferee shall be treated as the “Key Employee” for purposes of this Agreement.

3.2     Notwithstanding the foregoing, the provisions of Section 2 shall not apply to the sale of any Key Employee Stock to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

3.3     This Agreement is subject to, and shall in no manner limit the right which the Company may have to repurchase securities from the Key Employee pursuant to (i) a stock restriction agreement or other agreement between the Company and the Key Employee and (ii) any right of first refusal set forth in any agreement between the Company and the Key Employees regarding the repurchase of Common Stock of the Company.

4.	PROHIBITED TRANSFERS.

4.1     Put Option.

(a)   In the event that a Key Employee should sell any Key Employee Stock in contravention of the co-sale rights of each Investor under Section 2.3 of this Agreement (a “Prohibited Transfer”), each Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Key Employee shall be bound by the applicable provisions of such option.

(b)   In the event of a Prohibited Transfer, each Investor shall have the right to sell to such Key Employee the type and number of shares of Common Stock equal to the number of shares each Investor would have been entitled to transfer to the purchaser under Section 2.3 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(i)     The price per share at which the shares are to be sold to the Key Employee shall be equal to the price per share paid by the purchaser to such Key Employee in such Prohibited Transfer. The Key Employee shall also reimburse each Investor for any and all fees and expenses, including legal fees and expenses, incurred in connection with the exercise or the attempted exercise of the Investor’s rights under Section 2.3.

(ii)     Within ninety (90) days after the date on which an Investor receives notice of the Prohibited Transfer, such Investor shall, if exercising the option created hereby, deliver to the Key Employee the certificate or certificates representing the shares to be sold, each certificate to be properly endorsed for transfer.

(iii)     Such Key Employee shall, upon receipt of the certificate or certificates for the shares to be sold by an Investor, pursuant to this Section 4.1, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 4.1(b)(i), in cash or by other means acceptable to the Investor.

4.2     Voidability of Transfer.   Notwithstanding the foregoing, any purported Transfer by a Key Employee of Key Employee Stock in violation of Section 2 and/or Section 3 hereof shall be voidable at the option of the holders of a majority of the Investor Stock if the Investors do not elect to exercise the call or put option set forth in this Section 4, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the holders of a majority of the Investor Stock.

5.	LEGEND.

5.1     Each certificate representing shares of Key Employee Stock now or hereafter owned by the Key Employee or issued to any person in connection with a Transfer pursuant to Section 3.1 hereof shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

5.2     The Key Employees agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 5.1 above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed at the request of any Key Employee following termination of this Agreement.

6.	MISCELLANEOUS.

6.1     Conditions to Exercise of Rights.   Exercise of the Investors’ rights under this Agreement shall be subject to and conditioned upon, and the Key Employees and the Company shall use their best efforts to assist each Investor in, compliance with applicable laws.

6.2     Governing Law.   This Agreement shall be governed by and construed under the laws of the State of California in all respects as applied to agreements among California residents entered into and performed entirely within California. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Santa Clara, California.

6.3     Amendment.   Any provision of this Agreement may be amended or modified and/or the observance thereof may be waived or this Agreement terminated, only with the written consent of (i) the Company, (ii) as to the Investors, persons holding a majority in interest of the Common Stock issued or issuable upon (a) the conversion or exercise of Preferred Stock, (b) the exercise of up to 166,367 warrants to purchase shares of Preferred Stock (on an as-converted to Common Stock basis) issued to entities associated with Advanced Equities Financing Corp. and its assignees, pursuant to Section 6.4 hereof, and (c) the settlement of up to 176,272 restricted stock units and exercise of up to 60,000 options to purchase shares of

Common Stock issued to Lit Tele LLC and its assignees, pursuant to Section 6.4 hereof, and (iii) as to the Key Employees, a majority in interest of the Key Employee Stock held by Key Employees then providing services to the Company as officers, employees or consultants; provided, that no consent of any Key Employee shall be necessary for any amendment and/or restatement which merely includes additional holders of Preferred Stock or other preferred stock of the Company as “Investors” as parties hereto or other employees of the Company as “Key Employees” and parties hereto and does not materially increase such Key Employees’ obligations hereunder other than the increase in the number of shares determined by Section 2.3 hereof as a result of the addition of such additional holder; provided, further, that for any amendment or waiver of any provision herein that would have a material, adverse and disproportionate effect on a series of Preferred Stock relative to any other series of Preferred Stock, consent of the holders of at least a majority of such series of Preferred Stock voting as a separate class. Any amendment or waiver effected in accordance with clauses (i), (ii), and (iii) of this Section 6.3 shall be binding upon each Investor, its successors and assigns, the Company and each of the Key Employees.

6.4     Successors and Assigns.   The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

6.5      Term.  This Agreement shall continue in full force and effect from the date hereof through the earliest of the date of the closing of Liquidation or Qualified IPO, each as defined in the Company’s Amended and Restated Articles of Incorporation, as amended from time to time, on which date it shall terminate in its entirety.

6.6      Ownership.  The Key Employees represent and warrant that each is the sole legal and beneficial owner of those shares of Key Employee Stock he or she currently holds subject to the Agreement and that no other person has any interest (other than a community property interest) in such shares.

6.7      Notices.  All notices required or permitted under this Agreement shall be given in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties hereto, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

6.8      Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.9     Aggregation of Stock. All shares of Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.10     Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.11     Entire Agreement. This Agreement and the Exhibits hereto, along with the Purchase Agreement and the other documents delivered pursuant thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants or agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

6.12     Counterparts. This Agreement may be executed in two or more counterparts, including counterparts transmitted by facsimile, other electronic transmission or otherwise, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.13     Previous Agreement. The Previous Agreement is hereby amended and superseded in its entirety and restated herein. Such amendment and restatement is effective upon execution and delivery of this Agreement by the Company and by the requisite holders as set forth in Section 6.3 of the Previous Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Previous Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first above written.

COMPANY:

AMYRIS, INC.

By:	/s/ John G. Melo
John G. Melo
Chief Executive Officer

Address:	5885 Hollis Street, Ste. 100
Emeryville, CA 94608

SIGNATURE PAGE TO AMYRIS, INC.

AMENDED AND RESTATED RIGHT OF FIRST REFUSAL & CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first above written.

KEY EMPLOYEES:

/s/ Jack D. Newman
Jack D. Newman

Address:

/s/ Kinkhead Reiling
K. Kinkead Reiling

Address:

Jay D. Keasling

Address:

/s/ Neil Renninger
Neil Renninger

Address:

/s/ John G. Melo
John G. Melo

Address:

SIGNATURE PAGE TO AMYRIS, INC.

AMENDED AND RESTATED RIGHT OF FIRST REFUSAL & CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first above written.

INVESTOR:

AEI CLEANTECH INVESTMENTS I, LLC
By:
Its:

By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck
Title:

AEI CLEANTECH INVESTMENTS II, LLC
By:
Its:

By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck
Title:

ADVANCED EQUITIES AMYRIS INVESTMENTS I, LLC
By:
Its:

By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck
Title:

SIGNATURE PAGE TO AMYRIS, INC.

AMENDED AND RESTATED RIGHT OF FIRST REFUSAL & CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first above written.

ADVANCED EQUITIES AMYRIS INVESTMENTS II, LLC
By:
Its:

By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck
Title:

ADVANCED EQUITIES AMYRIS INVESTMENTS III, LLC
By:
Its:

By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck
Title:

ADVANCED EQUITIES AMYRIS INVESTMENTS IV, LLC
By:
Its:

By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck
Title:

SIGNATURE PAGE TO AMYRIS, INC.

AMENDED AND RESTATED RIGHT OF FIRST REFUSAL & CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first above written.

INVESTORS:

DAG Ventures III-QP, L.P.

By:	DAG Ventures Management III, LLC, its General Partner

By:	/s/ R. Thomas Goodrich
R. Thomas Goodrich, Managing Director

Address:	251 Lytton Ave., Suite 200 Palo Alto, CA 94301

DAG Ventures III, L.P.

By:	DAG Ventures Management III, LLC, its General Partner

By:	/s/ R. Thomas Goodrich
R. Thomas Goodrich, Managing Director

Address:	251 Lytton Ave., Suite 200 Palo Alto, CA 94301

DAG Ventures GP Fund III, LLC

By:	DAG Ventures Management III, LLC, its Managing Member

By:	/s/ R. Thomas Goodrich
R. Thomas Goodrich, Managing Director

Address:	251 Lytton Ave., Suite 200 Palo Alto, CA 94301

DAG Ventures I-N, LLC

By:	DAG Ventures Management, LLC, its Managing Member

By:	/s/ R. Thomas Goodrich
R. Thomas Goodrich, Managing Director

Address:	251 Lytton Ave., Suite 200 Palo Alto, CA 94301

SIGNATURE PAGE TO AMYRIS, INC.

AMENDED AND RESTATED RIGHT OF FIRST REFUSAL & CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first above written.

INVESTORS:

KHOSLA VENTURES II, L.P.
By:	Khosla Ventures Associates II, LLC, its general partner

By:	/s/ Samir Kaul

Name: Samir Kaul
Title: Partner
Address: 3000 Sand Hill Road, Bldg. 3, Ste. 170 Menlo Park, CA 94025

KHOSLA VENTURES III, L.P.
By:	Khosla Ventures Associates III, LLC, its general partner

By:	/s/ Samir Kaul

Name: Samir Kaul
Title: Partner
Address: 3000 Sand Hill Road, Bldg. 3, Ste. 170 Menlo Park, CA 94025

TPG BIOTECHNOLOGY PARTNERS II, L.P.
By:	TPG Biotechnology Genpar II, L.P.
By:	TPG Biotech Advisors II, LLC

By:	/s/ Jeffery D. Ekberg

Name: Jeffery D. Ekberg
Title: Vice President
Address: 301 Commerce Street, Suite 3300
Fort Worth, Texas 76102

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s/ John Doerr

Name: John Doerr
Title: Partner
Address: 2750 Sand Hill Road
Menlo Park, CA 94025

SIGNATURE PAGE TO AMYRIS, INC.

AMENDED AND RESTATED RIGHT OF FIRST REFUSAL & CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first above written.

INVESTOR:

LIT TELE, LLC

By:	/s/ Paulo Henrique de Oliveira Santos
Name:	Paulo Henrique de Oliveira Santos
Title:	Manager

By:	/s/ Naldilei Zumpano
Name:	Naldilei Zumpano
Title:	Manager

SIGNATURE PAGE TO AMYRIS, INC.

AMENDED AND RESTATED RIGHT OF FIRST REFUSAL & CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first above written.

INVESTOR:

NAXYRIS S.A.

By:	/s/ Henri Reiter & /s/ Christoph Piel
Name: Henri Reiter & Christoph Piel
Title:________________________________
Address: 40 Boulevard Joseph II, L-1840
LUXEMBOURG

SIGNATURE PAGE TO AMYRIS, INC.

AMENDED AND RESTATED RIGHT OF FIRST REFUSAL & CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first above written.

INVESTOR:

TOTAL GAS & POWER USA, SAS

By:	/s/ Arnaud Chaperon
Name: Arnaud Chaperon
Title: Chairman
Address: 2 Place Jean Millier,
92078 Paris, La Defense, CEDEX, FRANCE

SIGNATURE PAGE TO AMYRIS, INC.

AMENDED AND RESTATED RIGHT OF FIRST REFUSAL & CO-SALE AGREEMENT

IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date set forth below.

Date:____________	INVESTOR:

______________________________________________
[Please print exact name of Investor as it should appear on stock certificate.]

By:___________________________________________

Name:__________________________________________

Title:___________________________________________
[Please include title if Investor is an entity.]

Address: __________________________________

__________________________________

SIGNATURE PAGE TO AMYRIS, INC.

AMENDED AND RESTATED RIGHT OF FIRST REFUSAL & CO-SALE AGREEMENT

EXHIBIT A

SCHEDULE OF SERIES A INVESTORS

SERIES A INVESTOR	NUMBER OF SHARES OF SERIES A STOCK

Khosla Ventures II, L.P.	3,449,861

KPCB Holdings, Inc., as nominee	3,449,861

TPG Biotechnology Partners II, L.P.	2,299,907

Total	9,199,629

EXHIBIT B

SCHEDULE OF SERIES B INVESTORS

SERIES B INVESTOR	NUMBER OF SHARES OF SERIES B STOCK

DAG Ventures III, L.P.	44,883

DAG Ventures III-QP, L.P.	477,134

DAG Ventures GP Fund III, LLC	491

DAG Ventures I-N, LLC	281,351

Khosla Ventures II, L.P.	150,723

KPCB Holdings, Inc., as nominee	150,723

TPG Biotechnology Partners II, L.P.	401,929

ES East Associates, LLC	9,859

BB Trust Dated 2/21/03 (Richard Rock, Trustee)	70,338

Crystalsesv Comércio E Representação Ltda.	40,193

Santelisa Vale Bioenergia S.A.	40,193

Total	1,667,817

EXHIBIT C

SCHEDULE OF SERIES B-1 INVESTORS

SERIES B-1 INVESTOR	NUMBER OF SHARES OF SERIES B-1 STOCK

AEI 2008 CleanTech Investments I, LLC	134,639

AEI 2008 CleanTech Investments II, LLC	180,127

Advanced Equities Amyris Investments I, LLC	226,465

Advanced Equities Amyris Investments II, LLC	661,403

Advanced Equities Amyris Investments III, LLC	32,258

Advanced Equities Amyris Investments IV, LLC	66,240

Ameri Private Equity IV, LLC	80,563

Aspire Business LTD	98,970

Christopher Lenzo	118,765

Counter Point Venture Fund II, LP	19,800

Erasmus Louisiana Growth Fund II, LP	39,589

Exccess Venture Fund I, LLC	79,178

Gaenger Family Living Trust of 1995	395

GB Sears Family Trust	3,365

HS Partners Holdings III, LP	158,353

Innovative Financial Private Equity Fund II, LLC	45,527

Invest Biotech, LLC	51,275

James A. Goddard	989

Lit Tele, LLC	395,883

Millenium Trust Company	39,589

Northport Investments, LLC	53,852

TCM2, LLC	39,589

Technology Ventures, LLC	39,588

The Barlow Family Trust	989

Third Amended and Restated Robbins Trust of 1986	4,159

Toronto Angel Group Amyris Holdings LP	43,991

Total	2,615,721

EXHIBIT D

SCHEDULE OF SERIES C INVESTORS

SERIES C INVESTOR	NUMBER OF SHARES OF SERIES C STOCK

Khosla Ventures III, L.P.	321,027

KPCB Holdings, Inc., as nominee	321,027

TPG Biotechnology Partners II, L.P.	321,027

Lit Tele, LLC	802,568

DAG Ventures II, L.P.	146,582

DAG Ventures III-QP, L.P.	13,788

DAG Ventures GP Fund III, LLC	144

DAG Ventures I-N, LLC	60,193

Grober Business Corp.	802,568

Naxyris SA (an affiliate of NAXOS Capital Partners)	561,797

Advanced Equities Amyris Investments I, LLC	22,685

Advanced Equities Amyris Investments II, LLC	65,672

Advanced Equities Amyris Investments III, LLC	2,184

Advanced Equities Amyris Investments IV, LLC	3,249

AEI 2008 CleanTech Investments I, LLC	5,003

AEI 2008 CleanTech Investments II, LLC	14,483

Third Amended and Restated Robbins Trust of 1986 (Richard K. Robbins, Trustee)	1,213

James A. Goddard	288

Invest Biotech, LLC	2,648

Kevin Kaster	1,271

Millenium Trust Company LLP Cust FBO WNA Private Equity Fund B - Amyris LLC	7,945

Northern Rivers Silicon Valley Access Fund LP	8,025

Michael P. Waldbillig and Louise A. Waldbillig Trust, dated September 16, 2008	1,324

Advanced Equities Amyris Investments I, LLC	10,139

Advanced Equities Amyris Investments II, LLC	30,724

EXHIBIT D

SCHEDULE OF SERIES C INVESTORS (cont.)

SERIES C INVESTOR	NUMBER OF SHARES OF SERIES C STOCK

Advanced Equities Amyris Investments III, LLC	312

Advanced Equities Amyris Investments IV, LLC	3,593

AEI 2008 CleanTech Investments I, LLC	2,644

AEI 2008 CleanTech Investments II, LLC	3,818

Northport Investments LLC	3,815

Innovative Financial Private Equity	19,662

Orgone Capital IV, LLC	61,810

HS Partners Holdings III, LP	80,256

Phyllis Gardner	264

Jeffrey and Andrea Tobias	1,002

BCP Investment, L.P.	128,410

Richard C. Blum Rollover IRA	240,770

Magoo 1, LLC	6,621

Advanced Equities Amyris Investments I, LLC	394

Advanced Equities Amyris Investments II, LLC	1,249

Advanced Equities Amyris Investments III, LLC	96

Advanced Equities Amyris Investments IV, LLC	104

AEI 2008 CleanTech Investments I, LLC	491

AEI 2008 CleanTech Investments II, LLC	812

Orgone Capital IV, LLC	12,199

Excess Venture Fund I, LLC	8,026

Westly Group	381,219

Northport Investments	21,207

Orgone Capital	81,274

Innovative Financial Private Equity	12,039

Advanced Equities Amyris Investments I, LLC	1,989

EXHIBIT D

SCHEDULE OF SERIES C INVESTORS (cont.)

SERIES C INVESTOR	NUMBER OF SHARES OF SERIES C STOCK

Advanced Equities Amyris Investments II, LLC	5,034

Khosla Ventures III, L.P.	98,661

KPCB Holdings, Inc., as nominee	98,660

TPG Biotechnology Partners II, L.P.	98,660

Total	4,902,665

EXHIBIT E

SCHEDULE OF SERIES C-1 INVESTORS

SERIES C-1 INVESTOR	NUMBER OF SHARES OF SERIES C-1 STOCK

Maxwell (Mauritius) Pte Ltd	2,724,766

Total	2,724,766

EXHIBIT F

SCHEDULE OF SERIES D INVESTORS

SERIES D INVESTOR	NUMBER OF SHARES OF SERIES D STOCK

Total Gas & Power USA, SAS	7,101,548

Total	7,101,548

EXHIBIT G

LIST OF KEY EMPLOYEES

NAME OF KEY EMPLOYEE	NUMBER OF SHARES OF COMMON STOCK

Jack D. Newman	900,000

K. Kinkead Reiling	863,000

Jay D. Keasling	1,000,000

Neil Renninger (including the Neil Renninger 2010 Qualified Annuity Trust)	900,000

John G. Melo	1,502,983[1]

Total	5,165,983

1 These are all outstanding options to purchase Common Stock.

EXHIBIT D

AMENDED AND RESTATED VOTING AGREEMENT

AMYRIS, INC.

AMENDED AND RESTATED VOTING AGREEMENT

THIS AMENDED AND RESTATED VOTING AGREEMENT (the “Agreement”) by and among Amyris, Inc., a Delaware corporation (the “Company”), the holders of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock (collectively, the “Preferred Stock”) listed on Schedule A hereto (each of which is herein referred to as an “Investor”) and the holders of common stock of the Company (“Common Stock”) set forth on Schedule B hereto (the “Common Holders”) is dated as of June 21, 2010.

WHEREAS, the Company and certain of the Investors entered into that certain Amended and Restated Voting Agreement dated March 12, 2010 (the “Previous Agreement”), in connection with the sale and issuance of shares of Series C-1 Preferred Stock of the Company pursuant to that certain Series C-1 Preferred Stock Purchase Agreement dated as of March 12, 2010;

WHEREAS, the Series D Investor listed on Schedule A hereto is purchasing shares of the Company’s Series D Preferred Stock (the “Series D Preferred Stock”) pursuant to that certain Series D Preferred Stock Purchase Agreement dated as of June 21, 2010 (the “Purchase Agreement”);

WHEREAS, in order to induce the Series D Investor listed on Schedule A hereto to consummate its purchase of the Series D Preferred Stock, the parties have agreed to enter into this Agreement;

WHEREAS, the parties have agreed that (i) the holders of a majority in interest of the shares of Common Stock, voting separately as a single class, shall be entitled to elect two (2) directors to the Company’s Board of Directors; (ii) the holders of a majority in interest of the shares of Series A Preferred Stock, voting separately as a single class on an as converted to Common Stock basis, shall be entitled to elect three (3) directors to the Company’s Board of Directors; (iii) in certain circumstances, the holders of a majority in interest of the shares of Series D Preferred Stock, voting separately as a single class on an as converted to Common Stock basis, shall be entitled to elect one (1) director to the Company’s Board of Directors; and (iv) the Common Directors and Series A Directors shall unanimously select five (5) directors to the Company’s Board of Directors; and

WHEREAS, this Agreement has been signed and delivered by the Company and by the requisite holders as set forth in Section 13(d) of the Previous Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.     Agreement to Vote.

        (a)    The Investors agree to vote all of their respectively held shares of capital stock of the Company at a regular or special meeting of stockholders (or by written consent) now held or hereafter acquired by them, or over which such Investors have voting control (whether by proxy or otherwise), in accordance with the provisions of this Agreement.

        (b)    The Common Holders agree to vote all of their respectively held shares of capital stock of the Company (including any option shares) at a regular or special meeting of stockholders (or by written consent) now held or hereafter acquired by them, or over which such Investors have voting control (whether by proxy or otherwise), in accordance with the provisions of this Agreement.

2.     Board Size.    Each of the Common Holders and the Investors agree to vote all of their respectively held shares of capital stock of the Company at a regular or special meeting of stockholders (or by written consent) now held or hereafter acquired by them to ensure that the size of the Company’s Board of Directors shall be set and remain at eleven (11) directors or such other number of directors as may be unanimously approved by the Board of Directors.

3.     Election of Directors.

        (a)     Election of the Common Directors. At each election of or action by written consent to elect directors in which the holders of Common Stock, voting as a separate class, are entitled to elect directors of the Company, each of the Common Holders and the Investors shall vote all of their respectively held shares of capital stock to elect two (2) members of the Company’s Board of Directors (the “Common Directors”), each of whom shall be nominated by the holders of a majority of the Common Stock of the Company held subject to this Agreement, (i) one (1) of whom shall be nominated by the holders of a majority of the then outstanding shares of Common Stock who shall initially be Kinkead Reiling and (ii) one (1) of which shall be the Company’s Chief Executive Officer (the “CEO Director”) who initially shall be John G. Melo, provided that at such time as Kinkead Reiling shall cease to be a director, the Company shall take such action as required to cause him to become a non-voting observer (subject to customary exclusions and confidentiality restrictions) until such time as the Board may determine otherwise.

        (b)     Election of the Series A Directors.

        (i)    At each election of or action by written consent to elect directors in which the holders of Series A Preferred Stock, voting as a separate class, are entitled to elect directors of the Company, each of the Common Holders and the Investors shall vote all of their respectively held shares of Series A Preferred Stock to elect one (1) member of the Company’s Board of Directors, whom shall be nominated by Khosla Ventures II, L.P. who shall initially be Samir Kaul (a “Series A Director”).

        (ii)    At each election of or action by written consent to elect directors in which the holders of Series A Preferred Stock, voting as a separate class, are entitled to elect directors of the Company, each of the Common Holders and the Investors shall vote all of their respectively held shares of Series A Preferred Stock to elect one (1) member of the Company’s Board of Directors, whom shall be nominated by TPG Biotechnology Partners II, L.P. who shall initially be Geoff Duyk (a “Series A Director”).

        (iii)    At each election of or action by written consent to elect directors in which the holders of Series A Preferred Stock, voting as a separate class, are entitled to elect directors of the Company, each of the Common Holders and the Investors shall vote all of their respectively held shares of Series A Preferred Stock to elect one (1) member of the Company’s Board of Directors, whom shall be nominated by KPCB Holdings, Inc. who shall initially be John Doerr (a “Series A Director” and collectively with the other Series A Directors, the “Series A Directors”).

        (c)    Election of the Series D Director. At each election of or action by written consent to elect directors in which the holders of Series D Preferred Stock, voting as a separate class, are entitled to elect a director of the Company, each of the Common Holders and the Investors shall vote all of their respectively held shares of Series D Preferred Stock to elect one (1) member of the Company’s Board of Directors, whom shall be nominated by Total Gas & Power USA, SAS (“Total G&P”), which seat shall initially be vacant (the “Series D Director”). In order to effect the election of the Series D Director, Total G&P shall execute the form of Stockholder Consent attached hereto as Exhibit A. Notwithstanding the foregoing, the right of the holders of Series D Preferred Stock to elect the Series D Director shall terminate upon the earliest to occur of the following: (i) such time as Total G&P (together with its Affiliates (as defined below)) holds less than 3,550,774 shares of Series D Preferred Stock purchased by it pursuant to the Purchase Agreement (as adjusted for stock splits, dividends, combinations, recapitalizations and the like with respect to such shares); (ii) an Acquisition (as defined in the Company’s Restated Certificate of Incorporation, as amended from time to time); or (iii) an Asset Sale (as defined in the Company’s Restated Certificate of Incorporation, as amended from time to time). “Affiliate” means, with respect to a Person (as defined below), any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” mean (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise, or (b) the ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interest of a Person. “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

        (d)    Election of the Independent Directors. At each election of directors in which the holders of Common Stock and holders of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, are entitled to elect directors of the Company, each of the Common Holders and the Investors shall vote all of their respectively held shares of capital stock to elect four members of the Company’s Board of Directors, who shall be individuals with relevant industry experience nominated unanimously by the Common Directors and the Series A Directors, who shall initially be Ralph Alexander, Fernando Reinach, Carole Piwnica, Patrick Pichette and Arthur Levinson (together, the “Independent Directors”).

        (e)    Removal of the Common Directors. On all matters relating to the removal of a Common Director, each of the Common Holders and the Investors shall vote at a regular or special meeting of stockholders (or by written consent) all of their respectively held shares of capital stock to ensure that any Common Director selected for removal as a Common Director by the holders of a majority in interest of all of the shares of Common Stock shall be so removed. Any vacancy created by such removal shall be filled pursuant to paragraph 3(a) hereof.

        (f)    Removal of the Series A Directors.

    (i)    On all matters relating to the removal of a Series A Director designated by Khosla Ventures II, L.P. pursuant to Section 3(b)(i) hereof, each of the Common Holders and the Investors shall vote at a regular or special meeting of stockholders (or by written consent) all of its shares of capital stock to ensure that any Series A Director selected for removal as a Series A Director by Khosla Ventures II, L.P. shall be so removed. Any vacancy created by such removal shall be filled pursuant to paragraph 3(b)(i) hereof.

    (ii)    On all matters relating to the removal of a Series A Director designated by TPG Biotechnology Partners II, L.P. pursuant to Section 3(b)(ii) hereof, each of the Common Holders and the Investors shall vote at a regular or special meeting of stockholders (or by written consent) all of its shares of capital stock to ensure that any Series A Director selected for removal as a Series A Director by TPG Biotechnology Partners II, L.P. shall be so removed. Any vacancy created by such removal shall be filled pursuant to paragraph 3(b)(ii) hereof.

    (iii)    On all matters relating to the removal of a Series A Director designated by KPCB Holdings, Inc. pursuant to Section 3(b)(iii) hereof, each of the Common Holders and the Investors shall vote at a regular or special meeting of stockholders (or by written consent) all of its shares of capital stock to ensure that any Series A Director selected for removal as a Series A Director by KPCB Holdings, Inc. shall be so removed. Any vacancy created by such removal shall be filled pursuant to paragraph 3(b)(iii) hereof.

        (g)    Removal of the Series D Director. On all matters relating to the removal of a Series D Director designated by Total G&P pursuant to Section 3(c) hereof, each of the Common Holders and the Investors shall vote at a regular or special meeting of stockholders (or by written consent) all of its shares of capital stock to ensure that any Series D Director selected for removal as a Series D Director by Total G&P shall be so removed. Any vacancy created by such removal shall be filled pursuant to paragraph 3(c) hereof.

        (h)    Removal of the Independent Directors. On all matters relating to the removal of the Independent Director, each of the Common Holders and the Investors shall vote at a regular or special meeting of stockholders (or by written consent) all of its respectively held shares of capital stock to ensure that any Independent Directors selected for removal as an Independent Director by the vote of each and all of the Common Directors and the Series A Directors, shall be so removed. Any vacancy created by such removal shall be filled pursuant to paragraph 3(d) hereof.

        (i)    No Obligation to Convert. The provisions of this Section 3 notwithstanding, nothing in this Section 3 shall be deemed or interpreted to oblige any Investor to convert shares of Preferred Stock into shares of Common Stock or other securities in order to comply with the voting requirements and obligations outlined in this Section 3.

(j)     Observer Rights.   For so long as Maxwell (Mauritius) Lte Ltd (“Temasek”) holds (together with its affiliates) at least one-half of the shares of Series C-1 Preferred Stock held by Temasek as of the date of this Agreement (as adjusted for stock splits, dividends, combinations, recapitalizations and the like), Temasek shall have the right to designate one non-voting board observer who will be entitled to attend all meetings of the Board of Directors of the Company, participate in all deliberations of the Board of Directors of the Company and receive copies of all materials provided to the Board of Directors of the Company, and if requested, copies of all materials provided to the Board of Directors of the Company’s subsidiaries, provided that such observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board of Directors of the Company, and provided further that such board observer must enter into a confidentiality agreement in favor of the Company and its subsidiaries in a form reasonably acceptable to the Company prior to attending his or her first meeting of the Board of Directors of the Company; provided further that the Company may withhold any information and exclude such observer from any meeting or portion thereof if access to such information or attendance at such meeting (i) could adversely affect the attorney-client privilege between the Company and its counsel, (ii) could result in disclosure of trade secrets or a conflict of interest, (iii) would contravene a Company non-disclosure obligation to a third party, or (iv) if such observer is or is affiliated with a competitor of the Company; provided further that the Company shall provide Temasek with prior notice of, including the Company’s reason for, such an exclusion from a meeting.

4. Drag-Along.

(a)     Voting.   If a Merger Transaction (as defined herein and referred to as a “Voting Transaction”), is approved by a majority of the Board of Directors, including a majority of the Board of Directors elected by the holders of the Preferred Stock, and a majority of the outstanding shares of Preferred Stock; then each Common Holder and each Investor (but in all cases excluding Total G&P and any of its Affiliates that hold shares of the Company’s capital stock or transferees of shares initially issued to Total G&P or any of its affiliates) hereby agrees with respect to all securities of the Company which it owns or otherwise exercises voting or dispositive authority to:

(i)     Be present, in person or by proxy, as a holder of shares of voting securities, at all meetings and be counted for the purposes of determining the presence of a quorum at all meetings in the event any approval of a Voting Transaction is to be brought to a vote at a stockholder meeting;

(ii)     Vote (in person, by proxy or by action by written consent, as applicable) the capital stock then held by them (or as to which they then have voting power) on an as converted to Common Stock basis, in favor of such Voting Transaction and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Voting Transaction;

(iii)   Refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time in connection with such Voting Transaction (if applicable);

(iv)   Execute and deliver all related documentation and take such other action in support of the Voting Transaction as shall reasonably be requested by the Company; and

(v)   Sell the number of shares of capital stock held by such Common Holder or Investor, as applicable, in a Merger Transaction or Asset Sale.

(b)      Definitions.

(i)   “Merger Transaction” shall mean an Acquisition or Asset Sale as defined in the Restated Certificate of Incorporation of the Company, as amended from time to time.

(c)      No Agreement to Convert. The foregoing notwithstanding, nothing in this Section 4 shall require Investors holding shares of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock or Series D Preferred Stock to convert, or consent to the conversion of, such shares of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock or Series D Preferred Stock into Common Stock in connection with or in anticipation of a Merger Transaction absent the affirmative election of holders of a majority of the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock or Series D Preferred Stock , as applicable, then outstanding.

5.   Covenants of the Company and the Investors.

(a)      The Company agrees to use its best efforts to ensure that the rights granted hereunder are effective and that the parties hereto enjoy the benefits thereof. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided above. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the holders of a majority of the outstanding voting securities held by the parties hereto, assuming conversion of all outstanding preferred securities in order to protect the rights of the parties hereunder against impairment.

(b)      The Company and the Investors agree that they shall not enter into any agreement, amend any existing agreement or otherwise adopt a provision that would require Total G&P to vote or otherwise take any action related to a Voting Transaction.

6.   No Liability for Election of Recommended Directors.   None of the Company, the Common Holders or the Investors, nor any officer, director, stockholder, partner, employee or agent of such party, if any, makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Company’s Board of

Directors by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

7.   Specific Enforcement.   It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach. Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and irrevocable for the term of this Agreement.

8.   No Liability of Stockholders.   No Investor shall, by reason of his or its ability to designate and cause the election of any member of the Board of Directors hereunder, or otherwise, be subject to any liability or obligation whatsoever with respect to the management and affairs of the Company or otherwise be or become responsible for any debts, liabilities or obligations of the Company. Neither any Investor nor any controlling person, officer, director, partner, agent or employee of any Investor (each an “Investor Agent”) shall be liable to any other Investor or Investor Agent in connection with the rights and obligations of such Investor arising under this Agreement.

9.   Successors in Interest.

(a)         The provisions of this Agreement shall be binding upon the successors in interest to any securities of the Company held by any party to this Agreement and their successors and assigns. The Company shall not permit the transfer of any of the securities on its books or issue new certificates representing any such securities unless and until the person(s) to whom such shares are to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a party hereunder.

(b)         Each certificate representing each of the securities shall bear a legend reading as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO THE TERMS OF A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THE VOTING AGREEMENT.”

10. Execution by the Company. The Company, by its execution in the space provided below, agrees that it will cause the certificates evidencing the shares of capital stock subject to this Agreement to bear the legend required by paragraph 9 hereof and will not permit such legend to be removed, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of capital stock of the Company upon written request from such holder to the Company at its principal office. If at any time or from time to time any Common Holder or Investor holds any certificate representing shares of the Company’s capital stock not bearing the legend required by paragraph 9, such Common Holder or Investor agrees to deliver such certificate to the Company promptly to have such legend placed on such certificate. The parties hereto do hereby agree that the failure to cause the certificates evidencing the shares of capital stock subject to this Agreement to bear the legend required by paragraph 9 hereof and/or failure of the Company to supply, free of charge, a copy of this Agreement as provided under this paragraph 10 shall not affect the validity or enforcement of this Agreement.

11.      Term.   This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (i) the consummation of the first underwritten public offering of the Company’s Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, pursuant to which all outstanding shares of Preferred Stock convert into Common Stock, (ii) the consummation of a Merger Transaction (as such term is defined in the this Agreement, as amended from time to time), or (iii) termination of this Agreement in accordance with Section 13(d) hereof.

12.      Grant of Proxy.   Upon the failure of any stockholder to vote their shares, as applicable, in accordance with the terms of this Agreement, such stockholder hereby grants to a stockholder designated by the Board, who or which is a party to this Agreement, a proxy coupled with an interest in all shares owned by such stockholder, with the power to act alone and with full power of substitution, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 12 is amended to remove such grant of proxy in accordance with Section 13 hereof, to vote all such shares in the manner provided in Section 1 hereof and to execute all appropriate instruments consistent with this Agreement on behalf of such stockholder. The proxy and power, so long as any party hereto is an individual, will survive death, incompetency and disability of such party or any other individual holder of the shares of capital stock and, so long as any party hereto is an entity, will survive the merger or reorganization of such party.

13.      Miscellaneous

(a)         Captions.     The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

(b)         Manner of Voting.     The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

(c)         Stock Splits, Stock Dividends, etc.     In the event of any issuance of shares of the Company’s voting securities hereafter to any of the parties hereto (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in paragraph 9(b).

(d)         Amendments, and Waivers and Termination.   Any term hereof may be amended (either generally or in a particular instance and either retroactively or prospectively), or provisions of this Agreement waived or the Agreement terminated only with the written consent of (a) the Company; (b) the holders of at least a majority of the shares of Common Stock held by the Common Holders then providing services to the Company as officers or employees; and (c) the holders of at least a majority of the shares of Preferred Stock outstanding (or Common Stock issued upon the conversion thereof), provided, however, that notwithstanding the foregoing, Sections 3(b)(i), 3(f)(i) and 4 shall not be amended or waived without the written consent of Khosla Ventures II, L.P., Sections 3(b)(ii), 3(f)(ii) and 4 shall not be amended or waived without the written consent of TPG Biotechnology Partners II, L.P., Sections 3(b)(iii), 3(f)(iii) and 4 shall not be amended or waived without the written consent of KPCB Holdings, Inc., Sections 3(c), 3(g), 4 and 5(b) shall not be amended or waived without the written consent of Total G&P, and Section 3(j) shall not be amended or waived without the written consent of Temasek; provided, further, that for any amendment or waiver of any provision herein that would have a material, adverse and disproportionate effect on a series of Preferred Stock relative to any other series of Preferred Stock, consent of the holders of at least the majority of such series of Preferred Stock voting as a separate class shall be required. Any amendment or waiver so effected shall be binding upon the Company, the Common Holders, the Investors and all of their respective successors and assigns whether or not such party, assignee or other stockholder entered into or approved such amendment or waiver.

(e)         Ownership.   Each Common Holder represents and warrants to the Investors and the Company that (a) such Common Holder now owns the shares of capital stock listed on Schedule B hereto, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Common Holder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Common Holder enforceable in accordance with its terms.

(f)         Enforceability/Severability.   The parties hereto agree that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall nevertheless be held to be prohibited by or invalid under applicable law, (a) such provision shall be invalid only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and (b) the parties shall, to the extent permissible by applicable law, amend this Agreement so as to make effective and enforceable the intent of this Agreement.

(g)         Governing Law.   This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

(h)         Counterparts.   This Agreement may be executed in counterparts, including counterparts transmitted by facsimile, other electronic media or otherwise, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i)         Successors and Assigns.   The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

(j)         Additional Investors.   Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series D Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor” and a party hereunder.

(k)         Additional Common Holders.   The Company shall use its reasonable best efforts to have all officers and holders of at least one percent (1%) of the Company’s Common Stock (including holders of Common Stock issued or issuable upon conversion of Preferred Stock) become a party to this Agreement by executing the Joinder Agreement attached as Exhibit E to the Purchase Agreement.

(l)         Attorney’s Fees.   If any dispute among the parties to this Agreement results in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, that shall include, without limitation, all fees, costs and expenses of appeals.

(m)         Notices.   All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties hereto, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

(n)         Entire Agreement.   This Agreement and the Exhibits hereto, along with the Purchase Agreement and the other documents delivered pursuant thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants or agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

(o)         Delays or Omissions.   It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

(p)         Waiver.   No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

(q)         Previous Agreement.   The Previous Agreement is hereby amended and superseded in its entirety and restated herein. Such amendment and restatement is effective upon execution and delivery of this Agreement by the Company and by the requisite holders as set forth in Section 13(d) of the Previous Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Previous Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Voting Agreement as of the day and year herein above first written.

COMPANY:

AMYRIS, INC.

By:	/s/John G. Melo
John G. Melo
Chief Executive Officer

Address:	5885 Hollis Street, Ste. 100
Emeryville, CA 94608

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Voting Agreement as of the day and year herein above first written.

COMMON HOLDERS:

/s/ Jack D. Newman
Jack D. Newman

Address:

/s/ K. Kinkhead Reiling
K. Kinkead Reiling

Address:

Jay D. Keasling

Address:

/s/ Neil Renninger
Neil Renninger

/s/ Neil Renninger
Neil Renninger as Trustee of the Neil
Renninger 2010 Qualified Annuity Trust

Address:

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Voting Agreement as of the day and year herein above first written.

COMMON HOLDER:

/s/ John G. Melo
John G. Melo

Address:

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Voting Agreement as of the day and year herein above first written.

COMMON HOLDER:

KHOSLA VENTURES II, L.P.
By: Khosla Ventures Associates II, LLC, its general partner

By:	/s/ Samir Kaul
Samir Kaul, Partner

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Voting Agreement as of the date first above written.

INVESTOR:

AEI CLEANTECH INVESTMENTS I, LLC
By:
Its:

By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck
Title:

AEI CLEANTECH INVESTMENTS II, LLC
By:
Its:

By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck
Title:

ADVANCED EQUITIES AMYRIS INVESTMENTS I, LLC
By:
Its:

By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck
Title:

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Voting Agreement as of the date first above written.

ADVANCED EQUITIES AMYRIS INVESTMENTS II, LLC
By:
Its:

By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck
Title:

ADVANCED EQUITIES AMYRIS INVESTMENTS III, LLC
By:
Its:

By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck
Title:

ADVANCED EQUITIES AMYRIS INVESTMENTS IV, LLC
By:
Its:

By:	/s/ Keith Daubenspeck
Name:	Keith Daubenspeck
Title:

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Voting Agreement as of the date first above written.

INVESTORS:

DAG Ventures III-QP, L.P.

By:	DAG Ventures Management III, LLC, its General Partner

By:	/s/ R. Thomas Goodrich
R. Thomas Goodrich, Managing Director
Address:	251 Lytton Ave., Suite 200
Palo Alto, CA 94301

DAG Ventures III, L.P.

By:	DAG Ventures Management III, LLC, its General Partner

By:	/s/ R. Thomas Goodrich
R. Thomas Goodrich, Managing Director
Address:	251 Lytton Ave., Suite 200
Palo Alto, CA 94301

DAG Ventures GP Fund III, LLC

By:	DAG Ventures Management III, LLC, its Managing Member

By:	/s/ R. Thomas Goodrich
R. Thomas Goodrich, Managing Director
Address:	251 Lytton Ave., Suite 200
Palo Alto, CA 94301

DAG Ventures I-N, LLC

By:	DAG Ventures Management, LLC, its Managing Member

By:	/s/ R. Thomas Goodrich
R. Thomas Goodrich, Managing Director
Address:	251 Lytton Ave., Suite 200
Palo Alto, CA 94301

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Voting Agreement as of the date first above written.

INVESTORS:

KHOSLA VENTURES II, L.P.

By:	Khosla Ventures Associates II, LLC, its general partner

By:	/s/ Samir Kaul
Name: Samir Kaul
Title: Partner
Address:	3000 Sand Hill Road, Bldg. 3, Ste. 170 Menlo Park, CA 94025

KHOSLA VENTURES III, L.P.

By:	Khosla Ventures Associates III, LLC, its general partner

By:	/s/ Samir Kaul
Name: Samir Kaul
Title: Partner
Address:	3000 Sand Hill Road, Bldg. 3, Ste. 170 Menlo Park, CA 94025

TPG BIOTECHNOLOGY PARTNERS II, L.P.

By:	TPG Biotechnology Genpar II, L.P.
By:	TPG Biotech Advisors II, LLC.

By:	/s/ Jeffery D. Ekberg
Name: Jeffery D. Ekberg
Title: Vice President
Address:	301 Commerce Street, Suite 3300 Fort Worth, Texas 76102

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s/ John Doerr
Name: John Doerr
Title: Partner
Address:	2750 Sand Hill Road Menlo Park, CA 94025

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Voting Agreement as of the date first above written.

INVESTOR:

LIT TELE, LLC

By:	/s/ Paulo Henrique de Oliveira Santos
Name:	Paulo Henrique de Oliveira Santos
Title:	Manager

By:	/s/ Naldilei Zumpano
Name:	Naldilei Zumpano
Title:	Manager

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Voting Agreement as of the date first above written.

INVESTOR:

NAXYRIS S.A.

By:	/s/ Henri Reiter & /s/ Christoph Piel
Name:	Henri Reiter & Christoph Piel
Title:
Address: 40, Boulevard Joseph II L-1840 LUXEMBOURG

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Voting Agreement as of the date first above written.

INVESTOR:

TOTAL GAS & POWER USA, SAS

By:	/s/ Arnaud Chaperon
Name:	Arnaud Chaperon
Title:	Chairman
Address:	2 Place Jean Millier
92078 Paris, La Defense, CEDEX, FRANCE

AMENDED AND RESTATED VOTING AGREEMENT

SIGNATURE PAGE

SCHEDULE A

SCHEDULE OF INVESTORS

SERIES A INVESTOR	NUMBER OF SHARES OF SERIES A STOCK

Khosla Ventures II, L.P.	3,449,861

KPCB Holdings, Inc., as nominee	3,449,861

TPG Biotechnology Partners II, L.P.	2,299,907

Total	9,199,629

SERIES B INVESTOR	NUMBER OF SHARES OF SERIES B STOCK

DAG Ventures III, L.P.	44,883

DAG Ventures III-QP, L.P.	477,134

DAG Ventures GP Fund III, LLC	491

DAG Ventures I-N, LLC	281,351

Khosla Ventures II, L.P.	150,723

KPCB Holdings, Inc., as nominee	150,723

TPG Biotechnology Partners II, L.P.	401,929

ES East Associates, LLC	9,859

BB Trust Dated 2/21/03 (Richard Rock, Trustee)	70,338

Crystalsesv Comércio E Representação Ltda.	40,193

Santelisa Vale Bioenergia S.A.	40,193

Total	1,667,817

SCHEDULE A

SCHEDULE OF INVESTORS (cont.)

SERIES B-1 INVESTOR	NUMBER OF SHARES OF SERIES B-1 STOCK

AEI 2008 CleanTech Investments I, LLC	134,639

AEI 2008 CleanTech Investments II, LLC	180,127

Advanced Equities Amyris Investments I, LLC	226,465

Advanced Equities Amyris Investments II, LLC	661,403

Advanced Equities Amyris Investments III, LLC	32,258

Advanced Equities Amyris Investments IV, LLC	66,240

Ameri Private Equity IV, LLC	80,563

Aspire Business LTD	98,970

Christopher Lenzo	118,765

Counter Point Venture Fund II, LP	19,800

Erasmus Louisiana Growth Fund II, LP	39,589

Exccess Venture Fund I, LLC	79,178

Gaenger Family Living Trust of 1995	395

GB Sears Family Trust	3,365

HS Partners Holdings III, LP	158,353

Innovative Financial Private Equity Fund II, LLC	45,527

Invest Biotech, LLC	51,275

James A. Goddard	989

Lit Tele, LLC	395,883

Millenium Trust Company	39,589

Northport Investments, LLC	53,852

TCM2, LLC	39,589

Technology Ventures, LLC	39,588

The Barlow Family Trust	989

Third Amended and Restated Robbins Trust of 1986	4,159

Toronto Angel Group Amyris Holdings LP	43,991

Total	2,615,721

SCHEDULE A

SCHEDULE OF INVESTORS (cont.)

SERIES C INVESTOR	NUMBER OF SHARES OF SERIES C STOCK

Khosla Ventures III, L.P.	321,027

KPCB Holdings, Inc., as nominee	321,027

TPG Biotechnology Partners II, L.P.	321,027

Lit Tele, LLC	802,568

DAG Ventures II, L.P.	146,582

DAG Ventures III-QP, L.P.	13,788

DAG Ventures GP Fund III, LLC	144

DAG Ventures I-N, LLC	60,193

Grober Business Corp.	802,568

Naxyris SA (an affiliate of NAXOS Capital Partners)	561,797

Advanced Equities Amyris Investments I, LLC	22,685

Advanced Equities Amyris Investments II, LLC	65,672

Advanced Equities Amyris Investments III, LLC	2,184

Advanced Equities Amyris Investments IV, LLC	3,249

AEI 2008 CleanTech Investments I, LLC	5,003

AEI 2008 CleanTech Investments II, LLC	14,483

Third Amended and Restated Robbins Trust of 1986 (Richard K. Robbins, Trustee)	1,213

James A. Goddard	288

Invest Biotech, LLC	2,648

Kevin Kaster	1,271

Millenium Trust Company LLP Cust FBO WNA Private Equity Fund B - Amyris LLC	7,945

Northern Rivers Silicon Valley Access Fund LP	8,025

Michael P. Waldbillig and Louise A. Waldbillig Trust, dated September 16, 2008	1,324

Advanced Equities Amyris Investments I, LLC	10,139

Advanced Equities Amyris Investments II, LLC	30,724

SCHEDULE A

SCHEDULE OF INVESTORS (cont.)

SERIES C INVESTOR	NUMBER OF SHARES OF SERIES C STOCK

Advanced Equities Amyris Investments III, LLC	312

Advanced Equities Amyris Investments IV, LLC	3,593

AEI 2008 CleanTech Investments I, LLC	2,644

AEI 2008 CleanTech Investments II, LLC	3,818

Northport Investments LLC	3,815

Innovative Financial Private Equity	19,662

Orgone Capital IV, LLC	61,810

HS Partners Holdings III, LP	80,256

Phyllis Gardner	264

Jeffrey and Andrea Tobias	1,002

BCP Investment, L.P.	128,410

Richard C. Blum Rollover IRA	240,770

Magoo 1, LLC	6,621

Advanced Equities Amyris Investments I, LLC	394

Advanced Equities Amyris Investments II, LLC	1,249

Advanced Equities Amyris Investments III, LLC	96

Advanced Equities Amyris Investments IV, LLC	104

AEI 2008 CleanTech Investments I, LLC	491

AEI 2008 CleanTech Investments II, LLC	812

Orgone Capital IV, LLC	12,199

Excess Venture Fund I, LLC	8,026

Westly Group	381,219

Northport Investments	21,207

Orgone Capital	81,274

Innovative Financial Private Equity	12,039

Advanced Equities Amyris Investments I, LLC	1,989

SCHEDULE A

SCHEDULE OF INVESTORS (cont.)

SERIES C INVESTOR	NUMBER OF SHARES OF SERIES C STOCK

Advanced Equities Amyris Investments II, LLC	5,034

Khosla Ventures III, L.P.	98,661

KPCB Holdings, Inc., as nominee	98,660

TPG Biotechnology Partners II, L.P.	98,660

Total	4,902,665

SERIES C-1 INVESTOR	NUMBER OF SHARES OF SERIES C-1 STOCK

Maxwell (Mauritius) Pte Ltd	2,724,766

Total	2,724,766

SERIES D INVESTOR	NUMBER OF SHARES OF SERIES D STOCK

Total Gas & Power USA, SAS	7,101,548

Total	7,101,548

SCHEDULE B

SCHEDULE OF COMMON HOLDERS

NAME OF KEY EMPLOYEE	NUMBER OF SHARES OF COMMON STOCK

Jack D. Newman	900,000

K. Kinkead Reiling	863,000

Jay D. Keasling	1,000,000

Neil Renninger (including the Neil Renninger 2010 Qualified Annuity Trust)	900,000

John G. Melo	1,502,983[1]

Total	5,165,983

1  These are all outstanding options to purchase Common Stock.

EXHIBIT A

STOCKHOLDER CONSENT

ACTION BY WRITTEN CONSENT

OF THE

STOCKHOLDER OF

AMYRIS, INC.

(a Delaware corporation)

                             , 20

Pursuant to Section 228(a) of the Delaware General Corporation Law (the “DGCL”) and the Bylaws of the Corporation, the undersigned stockholder of Amyris, Inc., a Delaware corporation (the “Corporation”), does hereby consent to and approve the adoption of the following resolutions, by written consent without a meeting, effective as of the date first set forth above (unless otherwise noted in the resolutions):

1.	Election of Director.

WHEREAS, the number of directors of the Corporation is currently set at [insert number of director positions] directors with one (1) vacancy, which vacancy, pursuant to the Corporation’s Restated Certificate of Incorporation, is to be filled by a director elected by the holders of the Corporation’s Series D Preferred Stock, voting as a separate class (the “Series D Director”).

WHEREAS, pursuant to Section 3(c) of that certain Amended and Restated Voting Agreement dated as of June 21, 2010 by and among the Corporation and certain of its stockholders, the stockholder parties thereunder have agreed to vote their shares from time to time to elect as the Series D Director an individual nominated by Total Gas & Power USA, SAS.

WHEREAS, the undersigned stockholder of the Corporation, constituting a majority of the outstanding shares of the Corporation’s Series D Preferred Stock, voting as a separate class, desires to elect [insert name] to the Board as the Series D Director.

NOW, THEREFORE, BE IT RESOLVED, that [insert name] is hereby elected to the Board as the Series D Director, to serve until [insert name]’s successor has been elected or appointed and duly qualified or until [his/her] earlier death, resignation or removal.

2.	Omnibus Resolution.

RESOLVED, that the officers of the Corporation, and each of them with full authority to act without the others, are hereby authorized to do all things necessary or desirable, in their sole discretion, to carry out the intent of the foregoing resolutions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned stockholder of the Corporation hereby adopts all of the foregoing resolutions as of the date first above written.

STOCKHOLDER:
TOTAL GAS & POWER USA, SAS

Name:

Title:

Date:

ACTION BY WRITTEN CONSENT OF THE STOCKHOLDER

SIGNATURE PAGE

EXHIBIT E

LEGAL OPINION OF FENWICK & WEST LLP

HORACE L. NASH	EMAIL HNASH@FENWICK.COM DIRECT DIAL (650) 335-7934

June 21, 2010

Total Gas & Power USA, SAS

2 place Jean Millier – La Defense 6

92076 Paris La Defense Cedex, France

Ladies and Gentlemen:

We have acted as counsel for Amyris, Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company to you (“you” or “Purchaser”) of 7,101,548 shares of the Company’s Series D Preferred Stock (the “Shares”) pursuant to the Series D Preferred Stock Purchase Agreement, dated as of June 21, 2010 (the “Purchase Agreement”), between the Company and Purchaser, and the execution and delivery by the Company of the Amended and Restated Investors’ Rights Agreement (the “Rights Agreement”), the Amended and Restated Right of First Refusal and Co-Sale Agreement (the “Co-Sale Agreement”) and the Amended and Restated Voting Agreement (the “Voting Agreement”), each dated June 21, 2010. This opinion is given to you pursuant to Section 4.9 of the Purchase Agreement in connection with the Closing of the sale of the Shares. The Purchase Agreement, the Rights Agreement, the Co-Sale Agreement and the Voting Agreement are referred to herein collectively as the “Transaction Documents.” Unless defined herein, capitalized terms have the meaning given them in the Purchase Agreement.

In rendering this opinion, we have examined such matters of law as we considered necessary for the purpose of rendering this opinion. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in, and made by the Company pursuant to, the Purchase Agreement and upon certificates and statements of government officials and of officers of the Company, including but not limited to a certificate of the Company (the “Opinion Certificate”). In addition, we have examined originals or copies of documents, corporate records and other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed that the signatures on documents and instruments examined by us are authentic, that each is what it purports to be, and that all documents and instruments submitted to us as copies or facsimiles conform with the originals, which facts we have not independently verified.

In making our examination of documents and rendering our opinions, we have further assumed that, except for the Company with respect to the Transaction Documents, (a) each party to such documents had the entity power and entity authority to enter into and perform all of such

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party’s obligations thereunder, (b) each party to such documents has duly authorized, executed and delivered such documents and (c) each of such documents is enforceable against and binding upon the parties thereto. We have also assumed that (i) the representations and warranties of Purchaser set forth in the Transaction Documents are accurate and complete, (ii) there is no fact or circumstance relating to you or your business that might prevent you from enforcing any of your rights provided for in the Transaction Documents and (iii) there are no extrinsic agreements or understandings among the parties to the Transaction Documents, that would modify or interpret the terms of the Transaction Documents or the respective rights or obligations of the parties thereto.

Notwithstanding the examination described above, the expressions “to our knowledge,” “known to us,” “our actual knowledge” or words of similar import when used in this opinion letter, refer to the current actual knowledge of attorneys within the firm who have rendered legal services to the Company in connection with the Transaction Documents and means that, while such attorneys have not been informed by the Company that a matter stated is factually incorrect, we have made no independent factual investigation with respect to such matter. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company or the rendering of the opinions set forth below.

Where statements in this opinion concerning the Company, or an effect on the Company, are qualified by the term “material” or “materially,” those statements involve judgments and opinions as to the materiality or lack of materiality of any matter to the Company’s business, assets, results of operations or financial condition that are entirely those of the Company and its officers.

We express no opinion as to matters governed by any laws other than the laws of the State of California, the Delaware General Corporation Law (the “DGCL”) and the federal law of the United States of America, including the rules and regulations promulgated by governmental authorities thereunder (collectively, “Applicable Laws”). We express no opinion as to whether the laws of any particular jurisdiction apply, or to the extent that the laws of any jurisdiction other than those identified above are applicable to the Transaction Documents or the transactions contemplated thereby.

In rendering the opinion set forth in paragraph (1) (Qualification to Do Business) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, and as to its qualification to do business as a foreign corporation in good standing under the laws of the State of California, we have relied exclusively on certificates of public officials.

In rendering the opinion set forth in paragraph (2) (Authority and Power to Do Business) below concerning the Company’s corporate power and corporate authority to conduct its business

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as it is presently conducted, as to the types of businesses the Company presently conducts, we have relied exclusively upon representations made to us in the Opinion Certificate.

With respect to the opinion rendered in paragraph (3) (Capitalization) below relating to the Company’s authorized, issued and outstanding capital stock and the confirmation as to Preemptive and Other Rights that follows our opinions, please note that we have not maintained any of the Company’s stock records. Such records have been maintained by the Company and its former counsel, either directly or through eProsper, a third party service, until we began representing the Company during October 2008 and we have not had any knowledge of the procedures used by the Company and its former counsel for issuing and transferring the Company’s securities. Accordingly, in rendering the opinion set forth in paragraph (3) and in the Preemptive and Other Rights Confirmation, we have relied without further investigation on (a) the Company’s Restated Certificate of Incorporation certified by the Delaware Secretary of State on June 18, 2010 (the “Restated Certificate”), (b) the bylaws of the Company certified by the Secretary of the Company on June 21, 2010 (the “Bylaws”), (c) minute books relating to meetings and written actions of the incorporator(s), Board of Directors and stockholders of the Company, (d) stock ledger, certificate books, stock holder list, list of options, list of warrants and lists of stock purchase rights that have been maintained by the Company and its former counsel or eProsper prior to our representation and that are now maintained by us and eProsper in the course of our representation based upon information received by us from the Company, and (e) statements in the Opinion Certificate relating to the equity capitalization of the Company (collectively, the “Capitalization Records”). We do not have the information necessary to verify the accuracy and completeness of the information on the number and type of securities outstanding, other than by reviewing the Capitalization Records. Accordingly, our opinion on, and confirmation of, the number and type of issued and outstanding securities means that, based upon the examination referred to above, the Capitalization Records are consistent with the information as to the number and type of outstanding stock, options, warrants, conversion privileges or other rights that is set forth in paragraph (3) and in such confirmation.

In connection with our opinion set forth in paragraph (3) (Capitalization) and in the Preemptive and Other Rights Confirmation that follows our opinions, we have relied without independent verification on the Opinion Certificate, to the effect that the Company has received the consideration approved by its Board of Directors for all of the issued shares of capital stock of the Company.

We note that the parties to the Purchase Agreement and the Voting Agreement (together, the “Delaware Agreements”) have designated the laws of the State of Delaware as the laws governing the Delaware Agreements. We are not licensed to practice law in the State of Delaware. As a result, notwithstanding the designation therein of the laws of the State of Delaware, our opinion in paragraph (5) (Enforceability) below as to the validity, binding effect and enforceability of the Delaware Agreements is premised upon the results that would be obtained if a California court were to apply the internal laws of the State of California to

To Total Gas & Power USA, SAS

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contracts made between California residents present in California when the Delaware Agreements are entered into (without regard to laws regarding choice of law or conflict of laws).

In rendering the opinion in paragraph (7) (No Violations) below relating to violations of Applicable Laws, and paragraph (8) (No Consents) below relating to consents, approvals, authorizations and filings under, or pursuant to, Applicable Laws, such opinions are limited to Applicable Laws that in our experience are typically applicable to transactions of the nature provided for in the Transaction Documents. Moreover, we render no opinion in such paragraphs, or in paragraph (5) (Enforceability), regarding the Company’s compliance with applicable securities laws, including but not limited to laws regarding the registration or qualification of the offer and sale of securities, or the registration by the Company under any such securities laws, and no such opinion should be inferred from the language of those paragraphs. Any opinion rendered in connection with applicable securities laws is rendered solely and expressly in paragraph (9) (Securities Law Compliance) below.

In rendering the opinion expressed in paragraph (9) (Securities Law Compliance) below, we have assumed the accuracy of, and have relied upon, the Company’s representations to us that the Company has made no offer to sell the Shares by means of any general solicitation or publication of any advertisement therefor. We have relied upon the Company’s representation that it had a pre-existing substantive business relationship with you prior to the filing of the Form S-1 Registration Statement filed by the Company with the Securities and Exchange Commission on April 16, 2010, as amended (together the “Registration Statement”) and that the filing of the Registration Statement did not cause you to seek to purchase the Shares. Furthermore, we have assumed the accuracy of, and have relied upon, your representation that you are a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act of 1933, as amended. In addition, we are rendering no opinion as to whether the Company’s press release titled “Amyris Secures Funding to Advance Scale Up, First Commercial Plan” dated October 1, 2009 constituted a general solicitation or publication of any advertisement in connection with the Company’s issuance and sale of any of its securities, nor the effect such press release had on any offerings of its securities. We have assumed for the purposes of this opinion that such press release did not constitute a general solicitation nor publication of any advertisement within the meaning of the securities laws referred to in paragraph (9)

This opinion is qualified by, and we render no opinion with respect to, or as to the effect of, the following:

(a)     bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances, preferential transfers and equitable subordination;

(b)     general principles of equity, including but not limited to judicial decisions holding that certain provisions are unenforceable when their enforcement would violate

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on the date hereof

the implied covenant of good faith and fair dealing, or would be commercially unreasonable or involve undue delay, whether or not such principles or decisions have been codified by statute;

(c)     Section 1670.5 of the California Civil Code or any other California or United States federal law or provision of the DGCL or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof that the court finds to have been unconscionable at the time it was made, unconscionable in performance or contrary to public policy;

(d)     any provision purporting to (i) exclude conflict of law principles under any law or (ii) select certain courts as the venue, or establish a particular jurisdiction as the forum, for the adjudication of any controversy;

(e)     judicial decisions, that may permit the introduction of extrinsic evidence to modify the terms or the interpretation of any agreement;

(f)     the tax or accounting consequences of any transaction contemplated in connection with the sale of the Shares under applicable tax laws and regulations and under applicable accounting rules, regulations, releases, statements, interpretations or technical bulletins;

(g)     applicable antifraud statutes, rules or regulations of United States federal or applicable state laws concerning the issuance or sale of securities, including, without limitation, (i) the accuracy and completeness of the information provided by the Company to Purchaser in connection with the offer and sale of the Shares, and (ii) the accuracy or fairness of the past, present or future fair market value of any securities;

(h)     the effect any breach of the fiduciary duties of the members of the Company’s Board of Directors, officers or principal stockholders would have on the enforceability authorization and performance of any agreement;

(i)     whether or not any agreement, and the transactions provided for therein, were fair and reasonable to the Company at the time of their authorization by the Company’s Board of Directors and stockholders within the meaning of Section 144 of the DGCL;

(j)     any United States federal or other antitrust laws, statutes, rules or regulations, including without limitation the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or other laws relating to collusive or unfair trade practices or designed to promote competition in any jurisdiction;

(k)     any provision purporting to (i) waive rights to trial by jury, service of process or objections to the laying of venue or forum in connection with any litigation

To Total Gas & Power USA, SAS

on the date hereof

arising out of or pertaining to the agreement in which such provision appears, (ii) change or waive the rules of evidence, make determinations conclusive or fix the method or quantum of proof (iii) limit the effect of waivers by trade practice or course of conduct or (iv) waive the statute of limitations;

(l)     any choice-of-law clause, to the extent the provision to be governed by that law could be determined by the court (i) to be contrary to a public or fundamental policy of a state or country whose law would apply in the absence of a choice-of-law clause, and (ii) to involve an issue in which such state or country, or California State, has a materially greater interest in the determination of the particular issue than does the state whose law is chosen;

(m)     indemnification and contribution provisions to the extent enforcement of such provisions are contrary to public policy or indemnify a party against liability for future conduct or the party’s own fraud or wrongful, reckless or negligent acts or omissions;

(n)     any provisions imposing obligations to vote the Company’s capital stock in a certain manner, or any drag-along provision, including without limitation those provisions set forth in the Voting Agreement, due to (i) the application of equitable principles in connection with any remedy sought to enforce such provisions, irrespective of whether the remedies sought are legal or equitable in nature, (ii) the application of general legal principles requiring that waivers of rights be knowing and intelligent, and with knowledge of consequences of the waiver, and (iii) conflict with the provisions of the DGCL requiring that votes be counted as cast, rather than in accordance with such voting or drag-along terms and conditions, and the extent to which a corporation can take action to enforce such terms and conditions; and

(o)     any provision concerning the obligation of the Company (or its underwriters or agents) to sell shares of stock to certain persons or entities in connection with a public offering, including but not limited to the provisions of the right of first offer set forth in Section 2.4 of the Investors’ Rights Agreement entitling Purchaser to acquire certain shares in a public offering other than a firm commitment underwritten public offering of the Company’s securities pursuant to which all outstanding shares of Preferred Stock automatically convert into Common Stock.

In connection with an opinion rendered herein that is dependent upon the validity of the Company’s certificate of incorporation, we render no opinion as to whether or not all shares of any one class of the Company’s capital stock has the same voting, conversion and redemption rights and other rights, preferences, privileges and restrictions, unless the class is divided into series, nor, if divided into series, that each such series has the same voting, conversion and redemption rights and other rights, preferences, privileges and restrictions.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the

To Total Gas & Power USA, SAS

on the date hereof

Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in transactions of the type provided for in the Transaction Documents.

Based upon and subject to the foregoing, and except as set forth in the Purchase Agreement or the Disclosure Schedule thereto, as of immediately prior to the Closing we are of the following opinion.

(1)     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is qualified to do business as a foreign corporation in good standing under the laws of the State of California.

(2)     The Company has all corporate power and corporate authority required (a) to conduct its business as, to our knowledge, it is presently conducted, and (b) to execute, deliver and perform its obligations under the Transaction Documents.

(3)     As of immediately prior to the Closing, the authorized capital stock of the Company consists of 70,000,000 shares of Common Stock, par value $0.0001 per share, 5,128,045 of which are issued and outstanding, and 30,963,903 shares of Preferred Stock, par value $0.0001 per share, 9,475,000 shares of which have been designated Series A Preferred Stock, all of which are issued and outstanding, 1,929,641 shares of which have been designated Series B Preferred Stock, 1,667,817 shares of which are issued and outstanding, 4,700,000 shares of which have been designated Series B-1 Preferred Stock, 2,615,721 of which are issued and outstanding, 4,976,000 of which have been designated Series C Preferred Stock, 4,902,665 of which are issued and outstanding, 2,781,714 of which have been designated Series C-1 Preferred Stock, 2,724,766 of which are issued and outstanding, and 7,101,548 of which have been designated Series D Preferred Stock, none of which are issued and outstanding.

(4)     All corporate action has been taken on the part of the Company’s Board of Directors and stockholders (a) that is necessary for the execution and delivery of the Transaction Documents by the Company and (b) that must be taken as of the date hereof to authorize the sale and issuance of the Shares and performance by the Company of its obligations under the Transaction Documents.

(5)     Each of the Transaction Documents has been duly executed by the Company and has been delivered by the Company to Purchaser. Each of the Transaction Documents constitutes a valid and binding obligation of the Company, enforceable by you against the Company in accordance with its terms.

(6)     The Shares to be issued on the date hereof, when issued in compliance with the provisions of the Purchase Agreement, will be duly authorized, validly issued, fully paid and nonassessable. Assuming the Common Stock issuable upon conversion of such Shares is issued

To Total Gas & Power USA, SAS

on the date hereof

as of the date hereof in accordance with the Restated Certificate, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

(7)     The execution, delivery and performance of the Transaction Documents do not, as of the Closing, result in (a) a violation of the Restated Certificate or Bylaws, (b) a material violation of any judgment or order of any court or governmental entity that is specifically identified on the Disclosure Schedule, if any, or (c) a material violation of any Applicable Law.

(8)     Other than those that previously may have been obtained or made, no consent, approval or authorization of, or filing with, any governmental authority pursuant to any Applicable Law is required on the part of the Company in connection with the Company’s (a) valid execution and delivery of the Transaction Documents and (b) performance of the Transaction Documents as of the date hereof.

(9)     Based in part upon the representations made by you in the Purchase Agreement, and subject to the filings of such securities law notices as may be required to be filed subsequent to the Closing, the offer, sale and issuance of the Shares to be issued to you in conformity with the terms of the Purchase Agreement and the issuance of the Common Stock to you, if any, to be issued upon conversion thereof for no additional consideration and pursuant to the Restated Certificate, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and exempt from the qualification requirements of Section 25110 of the California Corporate Securities Law of 1968, as amended.

In addition to the foregoing opinions, based upon the foregoing and other than as set forth in the Purchase Agreement or the Disclosure Schedule thereto, we supplementally confirm the following to you as of immediately prior to the Closing.

Litigation Confirmation. To our knowledge, there is no action, suit, proceeding or investigation by or before any court or governmental body that is pending or threatened in writing against the Company and that questions the validity of the Transaction Documents or the right of the Company to enter into the Transaction Documents. Please note that we have not conducted a docket search in any jurisdiction with respect to litigation that may be pending against the Company or any of its affiliates, officers or directors, nor, other than to request the Opinion Certificate from the Company, have we undertaken any further inquiry whatsoever in connection with the existence any such action, suit, proceeding or investigation.

Preemptive and other Rights Confirmation. To our knowledge, there are no presently outstanding preemptive rights, options, warrants, conversion privileges or rights to purchase from the Company any of the authorized but unissued capital stock of the Company other than (a) the conversion privileges of the Company’s Preferred Stock, (b) rights to purchase the Shares pursuant to the Purchase Agreement, (c) any options to purchase the Common Stock of the Company that may have been granted under the 2005 Stock Issuance/Stock Option Plan (the “Plan”), pursuant to which 7,342,700 shares of the Company’s Common Stock may be

To Total Gas & Power USA, SAS

on the date hereof

issued in the aggregate to recipients of awards thereunder, (d) options to purchase 60,000 shares of Common Stock issued outside of the Plan, (e) 176,272 restricted stock units issued outside of the Plan, (f) the rights of first offer provided in Section 2.4 of the Investors’ Rights Agreement dated March 19, 2010, among the Company and certain of its stockholders, (g) pursuant to or issuable upon conversion, exchange or cancellation of shares of the Company’s subsidiary, Amyris Brasil, S.A., for Company restricted Common Stock upon the Company’s IPO as provided in Sections 7.2 and 7.3 of the Amendment and Restatement to the Shareholders’ Agreement dated May 26, 2010, among the Company, Fundo Mútuo de Investimento em Empresas Emergentes Inovadoras Stratus GC III, Red Mountain Jet LLC and, as intervening parties, Amyris Brasil, S.A., and Stratus Investimentos Ltda., (h) warrants to purchase 2,580 shares of the Company’s Series B Preferred Stock, (i) warrants to purchase 106,567 shares of the Company’s Series B-1 Preferred Stock, and (j) warrants to purchase 73,258 shares of the Company’s Series C Preferred Stock.

This opinion is rendered as of the date first written above solely for your benefit in connection with the sale and issuance of the Shares pursuant to the Purchase Agreement and may not be relied on by, nor may any copy be delivered to, any other person or entity without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to inform you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.

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To Total Gas & Power USA, SAS

on the date hereof

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Horace L. Nash
Horace L. Nash, a Partner

EXHIBIT F

SIDE LETTER AGREEMENT

(filed as Exhibit 4.19 to the Registration Statement filed by the Company, File No. 333-166135)

EXHIBIT G

LOCK-UP AGREEMENT

June _, 2010

Morgan Stanley & Co. Incorporated

Goldman, Sachs & Co.

JP Morgan Securities Inc.

c/o Morgan Stanley & Co. Incorporated

    1585 Broadway

    New York, NY 10036

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and Goldman, Sachs & Co. (“Goldman, Sachs” and together with Morgan Stanley, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Amyris Biotechnologies, Inc., a California corporation (together with any successor thereto, the “Company”), providing for the public offering (the “Public Offering”) by the several underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the Common Stock, no par value per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) publicly announce the intent to do any of the foregoing. The foregoing sentence shall not apply to:

(a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under the Exchange Act (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the Lock-Up Period), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift;

(c) distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners, members or stockholders of the undersigned;

(d) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock by will or intestate succession or to any trust or partnership for the direct or indirect benefit of such person or any member of the immediate family of the undersigned;

(e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that the undersigned shall not engage in any transaction under such trading plan until the termination of the Lock-Up Period;

(f) the exercise of options, warrants or rights to acquire shares of Common Stock or any security convertible into Common Stock, in each case outstanding on the date hereof, in accordance with their terms, provided that the acquired Common Stock is subject to the same terms of the Lock-Up Period;

(g) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company, pursuant to agreements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares, provided that such transfers after the date of the Prospectus shall be for less than market value of the Common Stock at the time of transfer;

(h) the sale of shares of Common Stock to the Underwriters; and

(i) in the case of a non-natural person, transfers of shares of Common Stock to any wholly-owned subsidiary of the undersigned (including any corporation, partnership, limited liability company or other entity that is directly or indirectly owned by the undersigned) or to the parent corporation of the undersigned or any wholly owned subsidiary of such parent corporation;

provided that in the case of any transfer or distribution pursuant to clauses (b), (c), (d) and (i), (1) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter, (2) no filing under the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, (3) such transfer or distribution shall not be a disposition for value and (4) each party (transferor, transferee, donor or donee) shall not be required by law (including without limitation the disclosure requirements of the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the Lock-Up Period). In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the

Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Lock-Up Period unless the undersigned requests and receives prior written confirmation from the Company or the Representatives that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This Lock-Up Agreement shall automatically terminate upon the earliest to occur, if any, of (a) the date the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (b) the date of the termination of the Underwriting Agreement if prior to the closing of the Public Offering or (c) December 31, 2010 if, and only if, the Public Offering of the Shares has not been completed by such date.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

By:

Name:

Its:

Address: